                                 SUBLEASE OF THE LAND
                            AND LEASE OF THE IMPROVEMENTS

                                    By and Between

                       SUMITOMO BANK LEASING AND FINANCE, INC.,

                                a Delaware corporation

                                     as Landlord
                                         and

                             ADOBE SYSTEMS INCORPORATED,
                               a California corporation

                                      as Tenant


                                         for
                                 Premises located in
                                 San Jose, California














                THIS LEASE IS NOT INTENDED TO CONSTITUTE A TRUE LEASE
                      FOR INCOME TAX PURPOSES.  SEE SECTION 22.2

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                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                      ARTICLE 1
                               BASIC LEASE PROVISIONS  . . . . . . . . . .   1
    1.1    Date of Lease . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.2    Landlord. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.3    Tenant. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.4    Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.5    Ground Lessor . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.6    Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.7    Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.8    Interim Period. . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.9    Rent Commencement Date. . . . . . . . . . . . . . . . . . . . .   2
    1.10   Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.11   Ground Rent . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.12   Addresses for Notices . . . . . . . . . . . . . . . . . . . . .   2
    1.13   Wire Transfer Instructions. . . . . . . . . . . . . . . . . . .   3

                                      ARTICLE 2
                                     DEFINITIONS . . . . . . . . . . . . .   3
    2.1    Additional Rent . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.2    Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.3    After Tax Basis . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.4    Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.5    Building. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.6    Calculation Period. . . . . . . . . . . . . . . . . . . . . . .   4
    2.7    Capitalized Amount. . . . . . . . . . . . . . . . . . . . . . .   4
    2.8    Capitalized Funding Costs . . . . . . . . . . . . . . . . . . .   4
    2.9    City. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.10   Commitment Amount . . . . . . . . . . . . . . . . . . . . . . .   5
    2.11   Commitment Component. . . . . . . . . . . . . . . . . . . . . .   5
    2.12   Construction Management Agreement . . . . . . . . . . . . . . .   5
    2.13   Contractor. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    2.14   Default Rate. . . . . . . . . . . . . . . . . . . . . . . . . .   5
    2.15   Entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    2.16   Equity Commitment Amount. . . . . . . . . . . . . . . . . . . .   5
    2.17   Event of Default. . . . . . . . . . . . . . . . . . . . . . . .   5
    2.18   Guaranteed Residual Value . . . . . . . . . . . . . . . . . . .   5
    2.19   Improvements. . . . . . . . . . . . . . . . . . . . . . . . . .   6
    2.20   Improvements Commencement Date. . . . . . . . . . . . . . . . .   6
    2.21   Initial Advance . . . . . . . . . . . . . . . . . . . . . . . .   6
    2.22   Interim Period. . . . . . . . . . . . . . . . . . . . . . . . .   6
    2.23   Land. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    2.24   Landlord Affiliate. . . . . . . . . . . . . . . . . . . . . . .   6
    2.25   Lease Inception Date. . . . . . . . . . . . . . . . . . . . . .   6
    2.26   Lease Investment Balance. . . . . . . . . . . . . . . . . . . .   6


                                          i

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                                                                            PAGE
                                                                            ----

    2.27   Legal Requirements. . . . . . . . . . . . . . . . . . . . . . .   6
    2.28   LIBOR Rate. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    2.29   Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    2.30   Official Records. . . . . . . . . . . . . . . . . . . . . . . .   7
    2.31   Permitted Title Exceptions. . . . . . . . . . . . . . . . . . .   7
    2.32   Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    2.33   Real Estate Taxes . . . . . . . . . . . . . . . . . . . . . . .   7
    2.34   Rent Commencement Date. . . . . . . . . . . . . . . . . . . . .   7
    2.35   Rent Payment Date . . . . . . . . . . . . . . . . . . . . . . .   7
    2.36   Required Permits. . . . . . . . . . . . . . . . . . . . . . . .   8
    2.37   SBLF Deed of Trust. . . . . . . . . . . . . . . . . . . . . . .   8
    2.38   SBNYTC. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    2.39   Second Deed of Trust. . . . . . . . . . . . . . . . . . . . . .   8
    2.40   Security Deposit. . . . . . . . . . . . . . . . . . . . . . . .   8
    2.41   Taking. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    2.42   Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    2.43   Terminology . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                      ARTICLE 3
                                       DEMISE. . . . . . . . . . . . . . .   8
    3.1    Premises. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                      ARTICLE 4
                                        TERM . . . . . . . . . . . . . . .   9
    4.1    Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    4.2    Option to Extend. . . . . . . . . . . . . . . . . . . . . . . .   9
    4.3    Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                      ARTICLE 5
                            CONSTRUCTION OF IMPROVEMENTS . . . . . . . . .   9
    5.1    Tenant's Rights to Construct Improvements . . . . . . . . . . .   9
    5.2    Title to and Nature of Improvements . . . . . . . . . . . . . .   9

                                      ARTICLE 6
                                       FUNDING
    6.1    Request for Construction Funding: Landlord's Obligation to
           Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    6.2    Exhibit Reflecting Rent Commencement Date . . . . . . . . . . .   9

                                      ARTICLE 7
                                        RENT . . . . . . . . . . . . . . .  10
    7.1    Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    7.2    Proration . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    7.3    No Abatement of Rent. . . . . . . . . . . . . . . . . . . . . .  10
    7.4    Delinquent Rent . . . . . . . . . . . . . . . . . . . . . . . .  10
    7.5    Additional Rent . . . . . . . . . . . . . . . . . . . . . . . .  10
    7.6    Fixed Rate Option . . . . . . . . . . . . . . . . . . . . . . .  10
    7.7    Security Deposit. . . . . . . . . . . . . . . . . . . . . . . .  10


                                          ii

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                                                                            PAGE
                                                                            ----

    8.1    Real Estate Taxes . . . . . . . . . . . . . . . . . . . . . . .  11
    8.2    Personal Property Taxes . . . . . . . . . . . . . . . . . . . .  12
    8.3    Right to Contest. . . . . . . . . . . . . . . . . . . . . . . .  12
    8.4    Additional Charges. . . . . . . . . . . . . . . . . . . . . . .  13

                                      ARTICLE 9
                                      INSURANCE. . . . . . . . . . . . . .  13
    9.1    Liability Insurance . . . . . . . . . . . . . . . . . . . . . .  13
    9.2    Builders' Risk Insurance. . . . . . . . . . . . . . . . . . . .  14
    9.3    All-Risk Insurance. . . . . . . . . . . . . . . . . . . . . . .  14
    9.4    General Requirements. . . . . . . . . . . . . . . . . . . . . .  14
    9.5    Waiver of Subrogation . . . . . . . . . . . . . . . . . . . . .  14
    9.6    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                      ARTICLE 10
                                         USE . . . . . . . . . . . . . . .  15
    10.1   Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    10.2   Contest of Legal Requirements . . . . . . . . . . . . . . . . .  17

                                      ARTICLE 11
                                UTILITIES AND SERVICES . . . . . . . . . .  17
    11.1   Services to the Premises. . . . . . . . . . . . . . . . . . . .  17

                                      ARTICLE 12
                  MAINTENANCE AND REPAIRS; SURRENDER OF THE PREMISES . . .  17
    12.1   Tenant Obligations. . . . . . . . . . . . . . . . . . . . . . .  17
    12.2   Surrender of the Premises . . . . . . . . . . . . . . . . . . .  17

                                      ARTICLE 13
                                        LIENS. . . . . . . . . . . . . . .  18
    13.1   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                      ARTICLE 14
                                ASSIGNMENT BY LANDLORD . . . . . . . . . .  18
    14.1   Further Mortgages or Encumbrances by Landlord . . . . . . . . .  18
    14.2   Landlord's Right to Sell. . . . . . . . . . . . . . . . . . . .  18
    14.3   Transfer of Funds and Property. . . . . . . . . . . . . . . . .  18

                                      ARTICLE 15
                               ASSIGNMENT AND SUBLEASING . . . . . . . . .  19
    15.1   Right to Assign . . . . . . . . . . . . . . . . . . . . . . . .  19
    15.2   Right to Sublet . . . . . . . . . . . . . . . . . . . . . . . .  19
    15.3   Mortgage by Tenant. . . . . . . . . . . . . . . . . . . . . . .  19

                                      ARTICLE 16
                                     EMINENT DOMAIN. . . . . . . . . . . .  19
    16.1   Total or Substantial Taking . . . . . . . . . . . . . . . . . .  19
    16.2   Partial Taking. . . . . . . . . . . . . . . . . . . . . . . . .  20
    16.3   Temporary Taking. . . . . . . . . . . . . . . . . . . . . . . .  20


                                         iii

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                                                                            PAGE
                                                                            ----

    16.4   Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    16.5   Notice and Execution. . . . . . . . . . . . . . . . . . . . . .  20
    16.6   Terms of Ground Lease . . . . . . . . . . . . . . . . . . . . .  20

                                      ARTICLE 17
                                DAMAGE OR DESTRUCTION. . . . . . . . . . .  21
    17.1   Casualty. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    17.2   Termination of Lease. . . . . . . . . . . . . . . . . . . . . .  21
    17.3   Insurance Proceeds. . . . . . . . . . . . . . . . . . . . . . .  21
    17.4   Terms of Ground Lease . . . . . . . . . . . . . . . . . . . . .  23

                                      ARTICLE 18
                                       DEFAULT . . . . . . . . . . . . . .  23
    18.1   Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    18.2   Contest by Tenant . . . . . . . . . . . . . . . . . . . . . . .  24
    18.3   Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    18.4   No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    18.5   Effect of Assignment. . . . . . . . . . . . . . . . . . . . . .  26
    18.6   Landlord Cure Right . . . . . . . . . . . . . . . . . . . . . .  26
    18.7   Landlord's Default. . . . . . . . . . . . . . . . . . . . . . .  26

                                      ARTICLE 19
                                   QUIET ENJOYMENT . . . . . . . . . . . .  27
    19.1   Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . .  27

                                      ARTICLE 20
                       TENANT'S OPTION TO PURCHASE OR TERMINATE. . . . . .  27
    20.1   Option To Purchase Premises . . . . . . . . . . . . . . . . . .  27
    20.2   Termination Option. . . . . . . . . . . . . . . . . . . . . . .  28

                                      ARTICLE 21
                                 COVENANTS OF LANDLORD . . . . . . . . . .  30
    21.1   Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    21.2   Land Use. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    21.3   Transfer of Property Interests. . . . . . . . . . . . . . . . .  30

                                      ARTICLE 22
                                     MISCELLANEOUS . . . . . . . . . . . .  30
    22.1   Relationship. . . . . . . . . . . . . . . . . . . . . . . . . .  30
    22.2   Form of Transaction: Certain Tax Matters. . . . . . . . . . . .  31
    22.3   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    22.4   Severability of Provisions  . . . . . . . . . . . . . . . . . .  32
    22.5   Entire Agreement: Amendment . . . . . . . . . . . . . . . . . .  32
    22.6   Memorandum of Sublease of the Land and Lease of the
           Improvements. . . . . . . . . . . . . . . . . . . . . . . . . .  32
    22.7   Successors and Assigns. . . . . . . . . . . . . . . . . . . . .  32
    22.8   Commissions . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    22.9   Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . .  32
    22.10  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  32


                                          iv

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                                                                            PAGE
                                                                            ----

    22.11  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .  32
    22.12  Time Is of the Essence. . . . . . . . . . . . . . . . . . . . .  33
    22.13  No Third Party Beneficiaries. . . . . . . . . . . . . . . . . .  33
    22.14  Limitations on Recourse . . . . . . . . . . . . . . . . . . . .  33
    22.15  Estoppel Certificates . . . . . . . . . . . . . . . . . . . . .  33
    22.16  As-Is Lease . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    22.17  Net Lease . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    22.18  Representations and Warranties. . . . . . . . . . . . . . . . .  34
    22.19  Financial Reporting . . . . . . . . . . . . . . . . . . . . . .  34
    22.20  Nondiscrimination . . . . . . . . . . . . . . . . . . . . . . .  34

                                      ARTICLE 23
                                   INDEMNIFICATION . . . . . . . . . . . .  34
    23.1   Tax Indemnity . . . . . . . . . . . . . . . . . . . . . . . . .  34
    23.2   Environmental Indemnity . . . . . . . . . . . . . . . . . . . .  35
    23.3   Construction Indemnification. . . . . . . . . . . . . . . . . .  36
    23.4   General Indemnity . . . . . . . . . . . . . . . . . . . . . . .  36

                  SUBLEASE OF THE LAND AND LEASE OF THE IMPROVEMENTS

    THIS SUBLEASE OF THE LAND AND LEASE OF THE IMPROVEMENTS ("Lease") by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Landlord"), and ADOBE SYSTEMS INCORPORATED, a California corporation ("Tenant"), is entered into as of the date set forth in ARTICLE 1 and shall be effective and binding upon the parties hereto as of such date. Capitalized terms used in this Lease shall have the definitions set forth in ARTICLE 2 or in the text of this Lease.

    In consideration of the Base Rent reserved herein, and the terms, covenants and conditions set forth below, Landlord and Tenant hereby agree as follows:

                                      ARTICLE 1
                                BASIC LEASE PROVISIONS


1.1      DATE OF LEASE:           August 15, 1996.


1.2      LANDLORD:                Sumitomo Bank Leasing and Finance, Inc., a
                                  Delaware corporation.

1.3      TENANT:                  Adobe Systems Incorporated, a California
                                  corporation.

1.4      LAND:                    A leasehold interest in that certain tract of
                                  land located in the City of San Jose, Santa
                                  Clara County, California, as more
                                  particularly described on EXHIBIT A attached hereto, arising under that certain Ground
                                  Lease of even date herewith between the
                                  Redevelopment Agency of the City of San Jose, as Ground Lessor, and Landlord, as Ground
                                  Lessee (the "Ground Lease"),together with all easements, rights of way, appurtenances and other rights and benefits belonging or pertaining to such land. Landlord makes no representations as to the accuracy of the description of the Land or the leasehold interest.

1.5      GROUND LESSOR:           Redevelopment Agency of the City of San Jose,
                                  50 West San Fernando Street, San Jose,
                                  California 95113.

1.6      PREMISES:                The Land and the Improvements which Tenant
                                  may construct, as agent for Landlord, on the Land pursuant to the terms of that certain
                                  Construction Management Agreement of even date herewith between Landlord and Tenant.

1.7      TERM:                    The initial term of this Lease ("Initial
                                  Term") shall commence (i) with respect to the Land on the Date of Lease set forth in
                                  SECTION 1.1 above, and (ii) with respect to the Improvements, on the Improvements
                                  Commencement Date; and the Term of this Lease shall expire on August 14, 2003. The Term of this Lease may be extended for one additional five (5) year period (the "Extension Term") in accordance with the terms of SECTION 4.2 below. The Initial Term and (if so extended) the Extension Term shall be referred to herein as the "Term."

                                  The Term shall cease upon, and shall not refer to any period of time after, termination of this Lease (whether pursuant to the terms of the Lease, by operation of law, or otherwise).

1.8      INTERIM PERIOD:          The period commencing on the Date of Lease
                                  and ending on the day before the Improvements
                                  Commencement Date as defined in SECTION 2.21 below.


1.9      RENT COMMENCEMENT DATE:  The fifteenth (15th) day of the second full calendar month which commences immediately following the earlier to occur of the following:

                                  (1) Thirty (30) months following the Date of Lease; or

                                  (2) The date upon which all of the following have occurred: (i) the Building and all other Improvements that Tenant intends to cause to be constructed with Advances made by Landlord pursuant to the Construction Management Agreement have been substantially completed;
                                  (ii) valid final notices of completion have been recorded with respect thereto; and (iii) all necessary governmental approvals (including final permanent certificates of occupancy) have been issued as may be necessary to occupy all portions of the Building for the conduct of Tenant's business therein.

1.10     BASE RENT:               As described in SECTION 2.4.

1.11     GROUND RENT:             Any payment made to Ground Lessor under the
                                  Ground Lease.

1.12     ADDRESSES FOR NOTICES:

      LANDLORD:                               TENANT:

      Sumitomo Bank Leasing and Finance, Inc. Adobe Systems Incorporated
      277 Park Avenue                         345 Park Avenue
      New York, NY 10172                      San Jose, CA 95110
      Attention: Chief Credit Officer         Attention: Director of Real Estate

      With a copy to:                         With a copy to:

      Graham & James LLP                      Adobe Systems Incorporated
      One Maritime Plaza, Suite 300           345 Park Avenue
      San Francisco, CA 94111                 San Jose, CA 95110
      Attention: Bruce W. Hyman, Esq.         Attention: General Counsel

         and                                     and

      Sumitomo Bank of New York Trust         Shartsis, Friese & Ginsburg
        Company                               One Maritime Plaza, 18th Floor
      Two World Financial Center              San Francisco, CA 94111
      Tower B                                 Attention: David H. Kremer, Esq.
      225 Liberty Street, 35th Floor
      New York, NY 10281
      Attention: Corporate Trust Department

1.13     WIRE TRANSFER INSTRUCTIONS:

         Morgan Guaranty Trust Company of New York
         ABA#021000238
         For credit to The Sumitomo Bank, Limited
         A/C #631-28-256
         Further credit to Sumitomo Bank Leasing and Finance, Inc.
                A/C No. 283572

    This ARTICLE 1 is intended to supplement and/or summarize the provisions set forth in the balance of this Lease. If there is any conflict between any provisions contained in this ARTICLE 1 and the balance of this Lease, the balance of this Lease shall control.

                                      ARTICLE 2
                                     DEFINITIONS

    For purposes of this Lease, the following defined terms shall have the meanings set forth in this ARTICLE 2.

    2.1 ADDITIONAL RENT. "Additional Rent" shall mean any amounts other than Base Rent payable by Tenant to Landlord or to other Entities on Landlord's behalf as required under this Lease, including, without limitation, interest accrued on past due Base Rent and on other past due Additional Rent amounts owing to Landlord hereunder at the Default Rate (to be compounded annually), costs and expenses to be paid or reimbursed by Tenant hereunder (including any amounts which Tenant owes to Landlord pursuant to the terms of SECTION 18.6), break-funding costs of Landlord related to the Lease Investment Balance (as defined below) arising out of unscheduled payments or exercise of the Purchase Option pursuant to SECTION 20.1 below other than on Rent Payment Days (or if Tenant has elected a fixed rate pursuant to SECTION 7.6 below, exercise of the Purchase Option other than on the maturity date of the appropriate fixed rate contract), amounts due pursuant to Tenant's indemnity obligations hereunder, Real Estate Taxes, Tenant's obligation to pay condemnation proceeds to Landlord pursuant to SECTION 16.4, Tenant's obligation to pay insurance proceeds to Landlord pursuant to SECTION 17.3, and failure of Tenant to pay to Landlord the Lease Investment Balance at the end of the Term or upon an Event of Default, unless Tenant has elected its option to purchase or terminate under ARTICLE 20 below and is not in default in its obligations thereunder.

    2.2 ADVANCE. "Advance" shall mean any payment by Landlord for (i) any costs relating to construction of the Improvements, whether funded under the Construction Management Agreement or paid directly by Landlord, including, without limitation, transaction costs (including title charges and professional fees and expenses), construction costs, architectural, engineering and other professional fees, arrangement fees, appraisal fees, inspection, testing and permitting fees, fees and costs for review of plans and any changes thereto, travel expense for inspections, insurance and any other soft costs relating to the Improvements; (ii) the items and/or amounts described in EXHIBIT B; (iii) Real Estate Taxes and any other amounts, if any, that are paid by Landlord as lessee under the Ground Lease during the Interim Period; and (iv) all reasonable and customary fees of Landlord during the Interim Period relating to the construction of the Improvements and the processing of Draw Requests (including an annual servicing fee of $2000 to SBNYTC), and any other payment described herein or in the Construction Management Agreement as an Advance.

    2.3 AFTER TAX BASIS. "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

    2.4 BASE RENT. "Base Rent" shall mean, as of a Rent Payment Date, that annual amount equal to the product obtained by multiplying the Lease Investment Balance (at the time of the relevant calculation) by the sum of the LIBOR Rate plus 25 basis points, which annual amount is then prorated for the monthly rental period in question on the basis of a 360 day year and the actual number of days elapsed.

    2.5 BUILDING. "Building" shall mean the building and related improvements to be constructed on the Land that shall become part of the Improvements, which shall be an office complex.

    2.6 CALCULATION PERIOD. "Calculation Period" shall mean the period from and including the 15th day of each month during the Interim Period through the 14th day of the following month; provided that the first Calculation Period shall be the period from the Date of Lease through the 14th day of the following month and the last Calculation Period shall be the period from and including the 15th day of the month prior to the month in which the Improvements Commencement Date occurs through the day immediately preceding the Improvements Commencement Date.

    2.7 CAPITALIZED AMOUNT. "Capitalized Amount" shall mean that amount, determined as of the close of each Calculation Period during the Interim Period and added to the Lease Investment Balance as of such date, equal to the sum of the Capitalized Funding Costs plus the Commitment Component accrued for the Calculation Period in question. Landlord shall notify Tenant of the Capitalized Amount for each Calculation Period and the basis for the determination thereof; and if Tenant fails to object to such determination within five (5) Business Days of Landlord's notice thereof, Tenant shall be deemed to have approved such determination.

    2.8 CAPITALIZED FUNDING COSTS. "Capitalized Funding Costs" shall mean, for each Calculation Period during the Interim Period, that annual amount equal to the product obtained by multiplying the Lease Investment Balance outstanding from time to time during the Calculation Period in question by the sum of the LIBOR Rate plus 25 basis points, which annual amount is then prorated for the Calculation Period in question on the basis of a 360 day year and the actual number of days in such Calculation Period. The LIBOR Rate to be used with respect to the determination of Capitalized Funding Costs shall be the 1, 2, 3, 6, 9 or 12 month LIBOR Rate, as specified by Tenant at least three (3) Business Days prior to the start of each Calculation Period with respect to the

Lease Investment Balance outstanding as of such Calculation Period; provided that, if Tenant fails to so specify a LIBOR Rate prior to the start of a Calculation Period, the one (1) month LIBOR Rate shall be deemed to have been designated by Tenant.

    2.9    CITY.  "City" shall mean the City of San Jose, California.

    2.10 COMMITMENT AMOUNT. "Commitment Amount" shall mean SEVENTY- FIVE MILLION and No/100 Dollars ($75,000,000.00) and shall include the Equity Commitment Amount.

    2.11 COMMITMENT COMPONENT. "Commitment Component" shall mean, for each Calculation Period during the Interim Period, that annual amount equal to the product obtained by multiplying the unused Equity Commitment Maximum Amount outstanding from time to time during the Calculation Period in question by .25%, which annual amount is then prorated for the Calculation Period in question on the basis of a 360 day year and the actual number of days in such Calculation Period. Portions of the Commitment Amount shall be deemed to be used (i) as of the date of each Advance by Landlord during the Interim Period, on which date each such Advance shall be added to and become part of the Lease Investment Balance, and (ii) as of the date at the close of each Calculation Period on which the Capitalized Amount for such Calculation Period is added to and becomes part of the Lease Investment Balance.

           For purposes of calculating the Lease Investment Balance and any other obligations under this Lease, the Commitment Component shall only accrue during the Interim Period and shall cease to accrue following the Improvements Commencement Date.

    2.12 CONSTRUCTION MANAGEMENT AGREEMENT. "Construction Management Agreement" shall mean that certain Construction Management Agreement of even date herewith between Landlord and Tenant regarding the construction of the Improvements.

    2.13 CONTRACTOR. "Contractor" shall mean any general contractor hired to construct any portion of the Improvements, which contractor shall be selected by Tenant in Tenant's capacity as agent for Landlord under the Construction Management Agreement, and shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed.

    2.14 DEFAULT RATE. "Default Rate" means with respect to the Lease Investment Balance, the one (1) month LIBOR Rate plus 225 basis points. Notwithstanding the foregoing, in the event that the foregoing Default Rate shall be in violation of any usury or similar law, then the Default Rate shall be reduced to the extent necessary to cause the Default Rate to comply with any usury or similar law.

    2.15 ENTITY. "Entity" shall mean any person, corporation, partnership (general or limited), joint venture, association, joint stock company, trust or other business entity or organization.

    2.16 EQUITY COMMITMENT AMOUNT. "Equity Commitment Amount" shall mean the Lease Investment Balance as of the Improvements Commencement Date minus the Guaranteed Residual Value as specified in the Rent Commencement Date Memorandum executed by the parties as provided in SECTION 6.2 below; provided, however, that in no event shall the Equity Commitment Amount exceed the Equity Commitment Maximum Amount.

    2.17 EQUITY COMMITMENT MAXIMUM AMOUNT. "Equity Commitment Maximum Amount" shall mean Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000).

    2.18 EVENT OF DEFAULT. "Event of Default" shall have the meaning set forth in SECTION 18.1.

    2.19 GUARANTEED RESIDUAL VALUE. "Guaranteed Residual Value" shall mean the maximum amount, the present value of which, when added to the present value of the Tenant's other minimum lease payments under this Lease, both discounted to the Improvements Commencement Date using the appropriate discount rate, creates a sum which approximately equals but does not exceed eighty-nine and nine/tenths percent (89.9%) of the Lease Investment Balance at such date. These calculations will be performed in accordance with the provisions of Statement of Financial Accounting Standards Number 13.

    2.20 IMPROVEMENTS. "Improvements" shall mean any and all improvements which Tenant shall, as construction agent for Landlord, erect, construct or situate upon the Land or any part thereof during the Term under and pursuant to the terms of, and using funding provided by or through Landlord pursuant to the Construction Management Agreement.

    2.21 IMPROVEMENTS COMMENCEMENT DATE. "Improvements Commencement Date" shall mean the fifteenth (15th) day of the month immediately preceding the month in which the Rent Commencement Date occurs.

    2.22 INITIAL ADVANCE. Initial Advance shall mean the amounts described in EXHIBIT B pertaining to execution of the Ground Lease and this Lease.

    2.23 INTERIM PERIOD. "Interim Period" shall have the meaning set forth in the Basic Lease Provisions.

    2.24 LAND. "Land" shall have the meaning set forth in the Basic Lease Provisions.

    2.25 LANDLORD AFFILIATE. "Landlord Affiliate" shall mean any Entity which controls, is controlled by or is under the common control of Landlord.

    2.26 LEASE INCEPTION DATE. "Lease Inception Date" shall mean the Date of Lease.

    2.27 LEASE INVESTMENT BALANCE. "Lease Investment Balance" shall mean, at the time in question, the aggregate amount of all Advances made by Landlord plus any outstanding Capitalized Amount not yet added to the Lease Investment Balance (as described in SECTION 2.7 above), REDUCED BY THE FOLLOWING: (1) the aggregate of all amounts received by Landlord pursuant to the provisions of ARTICLE 16 (Eminent Domain), ARTICLE 17 (Damage or Destruction), SECTION 18.3(b) and 18.3(c), and/or ARTICLE 20 (Tenant's Option to Purchase or Terminate); and (2) the aggregate of all amounts received by Landlord in respect of this Lease or any related agreement that are not otherwise applied to reduce the Lease Investment Balance and which constitute a repayment or reduction of the amounts placed at risk by the Landlord (excluding for purposes of this clause amounts paid as rent, reimbursement for expenses payable by Tenant, fees payable by Tenant and similar items).

    2.28 LEGAL REQUIREMENTS "Legal Requirements" shall mean all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, which now or at any time hereafter are applicable to this Lease or applicable to and enforceable against the Premises, the Improvements or any part thereof, as applicable.

    2.29 LIBOR RATE. "LIBOR Rate" shall mean, for each Borrowing Period as defined below, the annualized rate determined by The Sumitomo Bank, Limited as the rate that would be offered to The Sumitomo Bank, Limited's San Francisco or New York office for U.S. dollar deposits in the London Interbank Market as quoted for the mid-morning average LIBOR Rate published by Reuters Monitoring Systems for the particular Borrowing Period (rounded upwards, if necessary, to the next higher 1/16th of 1%) for deposits by The Sumitomo Bank, Limited of immediately available dollars in the London Interbank Market on the day two (2) Business Days preceding the first day of the term of that Borrowing Period. In the event the Reuters quote is not available, the British Banker's Association's Interest Settlement Rate should be used. "Borrowing Period" shall mean 1, 2, 3, 6, 9, or 12 months (i) as selected by Tenant during the Interim Period as provided in SECTION 2.8 above, and (ii) as selected by Tenant from time to time during the balance of the Term at least three (3) Business Days prior to the end of the then current Borrowing Period (provided that, if Tenant fails to so select a Borrowing Period prior to the end of the then current Borrowing Period, a Borrowing Period of one (1) month shall be deemed to have been selected by Tenant); provided, however, that (X) during the Interim Period there shall not be more than three (3) LIBOR Rates in effect at any time, and (Y) from and after the Improvements Commencement Date, there shall not be more than five (5) LIBOR Rates in effect at any time. Landlord and Tenant acknowledge that more than one LIBOR Rate may be in effect at any time during the Term with respect to portions of the outstanding Lease Investment Balance as designated by Tenant at the time that a particular Borrowing Period is designated, and the calculation of monthly Capitalized Funding Costs or Base Rent, as the case may be, shall be based upon the LIBOR Rates applicable to the portions of the Lease Investment Balance so designated.

    2.30 NOTICE. "Notice" shall mean a written advice, request, demand or notification required or permitted by this Lease, as more particularly provided in SECTION 22.3.

    2.31 OFFICIAL RECORDS. "Official Records" shall mean the official records of Santa Clara County, California.

    2.32 PERMITTED TITLE EXCEPTIONS. "Permitted Title Exceptions" shall mean the following: (1) the exceptions set forth in EXHIBIT C; (2) any exceptions created or caused by Tenant or to which Tenant consents in writing; (3) taxes and assessments not yet due and payable; (4) the SBLF Deed of Trust; (5) all title defects, liens, encumbrances, deeds of trust, mortgages, rights-of-way, and restrictive covenants and conditions affecting the Land unless any of the foregoing arise as a result of Landlord's actions or with

Landlord's written consent (unless such actions taken or consent given by Landlord are requested in writing by Tenant); and (6) this Lease.

    2.33 PREMISES. "Premises" shall have the meaning set forth in the Basic Lease Provisions.

    2.34 REAL ESTATE TAXES. "Real Estate Taxes" shall have the meaning set forth in SECTION 8.1(b).

    2.35 RENT COMMENCEMENT DATE. "Rent Commencement Date" shall have the meaning set forth in the Basic Lease Provisions.

    2.36 RENT PAYMENT DATE. "Rent Payment Date" shall have the meaning set forth in SECTION 7.1.

    2.37 REQUIRED PERMITS. "Required Permits" shall mean each and every building and development permit including, without limitation, demolition permits, site permits and addenda thereto (including, without limitation, foundation permits and structural permits), temporary and final occupancy permits and any other governmental or quasi-governmental approvals which must be issued by any governmental authority, department, commission, board, official or officer as a condition precedent to construction and occupancy of any Improvements.

    2.38 SBLF DEED OF TRUST. "SBLF Deed of Trust" shall mean that certain deed of trust of even date herewith in favor of Landlord which is executed by Tenant.

    2.39   SBNYTC.  "SBNYTC" shall mean Sumitomo Bank of New York Trust
Company.

    2.40 SECOND DEED OF TRUST. "Second Deed of Trust" shall mean that certain deed of trust of even date herewith in favor of Tenant which is executed by Landlord.

    2.41 SECURITY DEPOSIT. "Security Deposit" shall have the meaning set forth in SECTION 7.7.

    2.42   TAKING.  "Taking" shall have the meaning set forth in SECTION 16.1.

    2.43 TERM. "Term" shall have the meaning set forth in the Basic Lease Provisions.

    2.44 TERMINOLOGY. All personal pronouns used in this Lease shall include all other genders. The singular shall include the plural and the plural shall include the singular. Titles of Articles, Sections and Subsections in this Lease are for convenience only and neither limit nor amplify the provisions of this Lease, and all references in this Lease to Articles, Sections or Subsections shall refer to the corresponding Article, Section or Subsection of this Lease unless specific reference is made to the articles, sections or other subdivisions of another document or instrument. The word "days" as used herein shall mean Business Days (i.e., excluding holidays when banks in California, New York and London (with respect to payment of Advances, payment of Base Rent and the determination of the LIBOR Rate) are generally closed for business and weekends) unless otherwise expressly stated ("Business Days"). Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Tenant and its consolidated subsidiaries delivered to Landlord.

                                      ARTICLE 3
                                        DEMISE

    3.l    PREMISES.  Subject to the terms, covenants and conditions contained herein, Landlord hereby subleases the Land and leases the Improvements to Tenant, and Tenant hereby leases from Landlord, the Land and Improvements, together with all rights, privileges, easements and appurtenances relating to the Land and Improvements. Tenant agrees that it shall use the Premises in accordance with all of the terms and conditions of the Ground Lease and shall comply with all terms and conditions of the Ground Lease applicable to Tenant.

                                      ARTICLE 4
                                         TERM

    4.1    TERM.  The Term of this Lease is specified in ARTICLE 1.

    4.2 OPTION TO EXTEND. If no Event of Default exists hereunder or would exist except for the passage of time or giving of notice, Landlord hereby grants to Tenant at the end of the Initial Term upon not less than six (6) months prior written notice the option to extend the Term for one (1) five (5) year period. The Base Rent and Additional Rent shall be calculated during the Extension Term in the same manner as in the Initial Term.

    4.3 HOLDING OVER. If Tenant remains in possession of the Premises after the expiration of the Term without executing a new lease, such holding over shall be construed as a tenancy from month-to-month, subject to all terms, covenants and conditions herein contained, and the Base Rent shall be calculated based upon the Default Rate and shall be required to be paid by Tenant during such holding over in the same manner as during the Term.

                                      ARTICLE 5
                             CONSTRUCTION OF IMPROVEMENTS

    5.1 TENANT'S RIGHTS TO CONSTRUCT IMPROVEMENTS. As of the Date of Lease, no improvements exist on the Land. Tenant shall have the right, in accordance with the terms of the Construction Management Agreement, to require Landlord to pay for the construction of the Improvements.

    5.2 TITLE TO AND NATURE OF IMPROVEMENTS. Subject to the provisions of SECTIONS 12.2 and 22.2, Tenant agrees that any and all Improvements of whatever nature at any time constructed, placed or maintained upon any part of the Land shall be and remain the property of Landlord, subject to Tenant's rights under
ARTICLE 16, ARTICLE 17 and ARTICLE 20 and elsewhere in this Lease.

                                      ARTICLE 6
                                       FUNDING


    6.l    REQUEST FOR CONSTRUCTION FUNDING: LANDLORD'S OBLIGATION TO FUND.
During the Interim Period, Tenant shall request Landlord to provide Advances for the construction of Improvements in accordance with the Construction Management Agreement. Each such request shall be in writing and shall generally describe the nature of the Advance. Landlord shall fund Advances requested by Tenant in accordance with the terms of the Construction Management Agreement. Landlord shall have no obligation to make any further Advances following the Improvements Commencement Date.

    6.2 EXHIBIT REFLECTING RENT COMMENCEMENT DATE. Within thirty (30) days after the Rent Commencement Date, Landlord and Tenant shall execute the "Rent Commencement Date Memorandum" in the form attached hereto as EXHIBIT D.

                                      ARTICLE 7
                                         RENT

    7.1 BASE RENT. Commencing upon the Rent Commencement Date and continuing thereafter throughout the Term, Tenant shall pay Base Rent to Landlord, or at such other place as Landlord may from time to time instruct. Tenant shall pay Base Rent by wire transfer. Landlord shall supply Tenant with such bank account information as Tenant shall require to enable payment by wire transfer of Federal funds to the account described in SECTION 1.13. Rental payments shall be payable monthly in arrears on the fifteenth (15th) day of each successive month, except that the last installment of Base Rent shall be payable on the last day of the Term (each such date shall be a "Rent Payment Date"). No sooner than thirty (30) days or later than ten (10) days prior to the due date for any installment of Base Rent hereunder, Landlord shall deliver to Tenant a Notice indicating the exact dollar amount of the Base Rent that is due on such due date ("Invoice'). If Landlord fails to send the Invoice, Tenant shall pay the amount shown on the previous month's Invoice.

    7.2 PRORATION. If the Term expires or is otherwise terminated on other than the fifteen (15th) day of a calendar month, then Base Rent shall be prorated for the period from the immediately preceding Rent Payment Date until the termination date on the basis of actual days elapsed on the basis of a three hundred sixty (360) day year.

    7.3 NO ABATEMENT OF RENT. Except as a consequence of a reduction in the Lease Investment Balance or the terms of SECTIONS 16.1 AND 16.2 (Taking) Tenant shall not be entitled to any abatement, diminution, reduction, setoff or postponement of Base Rent as a consequence of any inconvenience to, interruption of, cessation of or loss of Tenant's use or enjoyment of the Premises or as a result of any reason whatsoever.

    7.4 DELINQUENT RENT. Any Base Rent not paid on the due date shall accrue interest at the Default Rate from the date such Base Rent was originally due until the date such Base Rent is paid. All interest accrued on past due Base Rent shall be due and payable to Landlord at the time the Base Rent is paid, or upon demand by Landlord, if earlier.

    7.5 ADDITIONAL RENT. Tenant agrees to pay all Additional Rent when it becomes due and payable under this Lease.

    7.6 FIXED RATE OPTION. If no Event of Default exists hereunder or would exist except for the passage of time or giving of notice, Tenant shall have the right upon five (5) days prior written notice to Landlord to request that Landlord convert the method for calculating Base Rent from that based on the LIBOR Rate to that calculated on a fixed rate of interest based on the then market conditions ("Fixed Rate Base Rent"). In the event Tenant properly exercises its option under this SECTION 7.6, Landlord and Tenant shall cooperate in good faith to enter into an amendment to this Lease in the form attached hereto as EXHIBIT D-1 setting forth the terms of the Fixed Rate Base Rent, including, without limitation, the timing and method of the payment of Base Rent, the new Default Rate, the term of the fixed rate contract and any other terms and conditions of the Lease which must be amended as a result of the conversion from the LIBOR Rate to a fixed interest rate. Upon the expiration of the fixed rate contract, Base Rent shall be calculated using the LIBOR Rate plus 25 basis points.

    7.7     SECURITY DEPOSIT.

           (a) On or before 12:00 p.m. New York time on the date of each Advance to be made by Landlord pursuant to the Construction Management Agreement, Tenant shall deliver to Landlord a security deposit payment (individually and collectively, the "Security Deposit") in an amount equal to eighty five and sixty eight one hundredths percent (85.68%) of the amount of such Advance. Landlord shall give Tenant three (3) Business Days' prior written notice of (i) the date of any Advance to be made by Landlord and the amount of such Advance, (ii) the amount of the Security Deposit payment due from Tenant, and (iii) the then-current balance of the Security Deposit. Tenant hereby grants to Landlord a security interest in the Security Deposit and Landlord may use and commingle the Security Deposit with other funds of Landlord.

           (b) From and after the date of the first payment of the Security Deposit by Tenant, the Security Deposit shall earn interest at the LIBOR Rate plus eighteen (18) bask points determined on the basis of a 360-day year and the actual number of days elapsed. Landlord shall pay such interest to Tenant on the date of each Advance during the Interim Period and on each Rent Payment Date thereafter by wire transfer to such account as Tenant shall specify from time to time by written notice to Landlord; provided, however, that (i) Landlord shall not be required to pay such interest amount so long as any Base Rent is due but unpaid, and (ii) if the Base Rent due on any Rent Payment Date is not received by 12:00 p.m. New York time, any such interest payment on the Security Deposit shall not be due from Landlord to Tenant until the next Business Day. Any such interest payment that is not paid by Landlord when due shall bear interest at the federal funds rate for the first three (3) days of delinquency and thereafter at the Default Rate.

           (c) As of the Improvements Commencement Date, the amount of the Security Deposit shall be increased or decreased to an amount equal to the Guaranteed Residual Value; and Landlord shall refund to Tenant or Tenant shall pay to Landlord, as the case may be, the amount required to make such adjustment to the amount of the Security Deposit within two (2) Business Days of the determination of such adjustment.

           (d) If at any time during the Term the Lease Investment Balance is reduced (whether pursuant to ARTICLE 16, ARTICLE 17 or otherwise), the Security Deposit shall be reduced in the same proportion as the reduction in the Lease Investment Balance, and Landlord shall promptly pay to Tenant the excess amount of the Security Deposit.

           (e) The Security Deposit shall be held by Landlord as security for the payment of Base Rent and Additional Rent by Tenant pursuant to this Lease. If at any time during the Term any Base Rent or Additional Rent shall be overdue, then Landlord may at its election (but shall be not be required to) appropriate and apply any portion of the Security Deposit to the payment of any such overdue Base Rent or Additional Rent. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord as provided herein, then Tenant shall immediately, after receipt of written demand by Landlord, pay to Landlord a sufficient sum in cash to restore the Security Deposit to the amount required hereunder.

           (f) In addition, the Security Deposit shall also be held by Landlord as security for the payment of any amount due Landlord under SECTION 18.3(b) or SECTION 20.2(d) or for the payment of the Purchase Price in the event Tenant exercises the Purchase Option pursuant to SECTION 20. 1. At the end of the Term, any portion of the Security Deposit then held by Landlord and not applied as provided in clause (e) above or in the preceding sentence shall be returned to Tenant; provided, however, that Landlord and Tenant shall apply and set off the Security Deposit or any portion thereof against any amounts owed by Tenant to Landlord at the end of the Term (whether pursuant to SECTION 20.1, SECTION 20.2 or otherwise).

                                      ARTICLE 8
                                        TAXES

    8.1    REAL ESTATE TAXES.

           (a) From and after the Improvements Commencement Date, Tenant shall pay directly to the appropriate taxing authority all Real Estate Taxes.
If the Improvements Commencement Date occurs or the Term expires or otherwise terminates at any time other than the beginning or end of a taxable year, Tenant's obligation to pay Real Estate Taxes shall be prorated on the basis of a 365-day year, so as to include only that portion of the taxable year which is a part of the Term. Unless a termination of the Lease results from the purchase of the Premises pursuant to ARTICLE 20 below, any Real Estate Taxes levied against the Premises which accrue during the Term of this Lease but which would not be due and payable to the appropriate taxing authority until after the expiration of the Term of this Lease (as the same may be extended) shall be paid, by Tenant to Landlord upon such termination. Landlord shall pay such amounts to the appropriate taxing authority on a timely basis. Landlord shall pay any Real Estate Taxes accruing during the Interim Period to the extent such Real Estate Taxes are payable by the ground lessee under the terms of the Ground Lease during such period.

           (b) Except to the extent that Real Estate Tax bills and statements are sent directly to Tenant by the taxing authority, upon receipt by Landlord of the tax bills or statements, Landlord will use reasonable efforts to promptly advise Tenant in writing of all Real Estate Taxes and shall deliver copies of all applicable tax bills or statements to Tenant. Tenant shall pay directly to the taxing authority all Real Estate Taxes prior to the later of (i) thirty (30) days after receipt by Tenant from Landlord of a copy of such bills and statements referred to above, or (ii) five (5) days prior to delinquency.
As used herein, the term "Real Estate Taxes" shall mean any and all taxes, governmental fees and similar charges or assessments levied or assessed against the Improvements and/or the Land including, without limitation, ad valorem taxes and special assessments applicable to real property, as well as any taxes (as defined in Section 402.1 of the Ground Lease) and other amounts payable under Section 402 of the Ground Lease; provided, however, that Real Estate Taxes shall not include any Landlord Income Taxes. Real Estate Taxes shall also include any and all documentary, transfer, sales, mortgage, recording or similar taxes imposed on Landlord or Tenant in connection with (i) the original acquisition of the Premises by Landlord, (ii) any transfer of the Premises to Tenant pursuant to the terms of As Lease, or (iii) any sale of the Premises to a third party pursuant to the terms of this Lease. As used herein, the term "Landlord Income Taxes" shall mean any and all income, franchise, gains, gift, succession, excess profits, gross receipts, revenue, estate, rental, or similar taxes or taxes in lieu thereof imposed upon Landlord or any party other than Tenant (or an affiliate thereof) and any withholding tax imposed as a collection device for, in lieu of, or otherwise related to any of the foregoing without regard to whether such tax is required to be collected by Tenant and without regard to whether Tenant would be liable for such withholding tax in the event it failed to so withhold. For purposes of the foregoing, an income tax shall include, without limitation, any tax unposed under the United States Internal Revenue Code or the California Bank and Corporation Tax Law as well as any tax which could qualify as an "income tax" under United States Treasury Regulation Section 1.901-2 (except to the extent any such statute or regulation is subsequently modified to include a tax or other governmental charge of a materially different type and nature from the taxes currently described therein) and any income tax which may be payable under the laws of any jurisdiction either now or in the future. Real Estate Taxes for any given tax year shall exclude assessment installments that are not due and payable during such tax year.

    8.2 PERSONAL PROPERTY TAXES. Tenant shall pay directly to the appropriate taxing authorities prior to delinquency any and all taxes and assessments levied or assessed during the Term upon or against Tenant's furniture, equipment, trade fixtures and any other personal property in the Premises.

    8.3 RIGHT TO CONTEST. Tenant shall not be required to pay any Real Estate Taxes or any other taxes for which Tenant is liable hereunder (including, without limitation, any taxes for which Tenant is required to indemnify Landlord under SECTION 23.1)(including penalties and interest), so long as (i) Tenant shall contest the same or the validity thereof by appropriate legal proceedings in such a manner to prevent the tax sale of any portion of the Premises and (ii) the position to be taken by Tenant pursuant to such contest would have a realistic possibility of success if litigated. For purposes of this Lease, Tenant may conclusively establish that a position to be taken in a contest would have a realistic possibility of success if litigated by providing to Landlord a letter from counsel stating an opinion to such effect. In the event of any such contest, Tenant shall, within thirty (30) days after the final determination thereof, pay and discharge the amounts determined to be due in accordance therewith and with the provisions of this Lease, together with any penalties, fines, interest, costs and expenses that may have accrued thereon or that may have resulted from Tenant's contest. Tenant also shall have a right to contest any taxes for which it is liable hereunder, but with regard to which the position to be taken pursuant to such contest would not have a realistic possibility of success if litigated, provided that Tenant pays such taxes on or prior to the date upon which such taxes are asserted to be due by the relevant governmental authority. Notwithstanding the foregoing provisions of this
SECTION 8.3, Tenant shall have an unconditional right to contest (without prior payment) any taxes imposed by law upon Tenant rather than upon Landlord. Tenant's decision to pay any taxes prior to contesting its or another party's underlying liability therefore shall not be deemed to imply or suggest that the position to be taken in such contest would not have a realistic possibility of success if litigated. Landlord shall cooperate fully with Tenant in connection with the exercise of Tenant's right of contest contained herein, and in the event that applicable law shall require that Landlord, rather than Tenant, pursue legal proceedings for such contest, Landlord will initiate and pursue such contest upon Tenant's request and in accordance with Tenant's instructions (including, without limitation, Tenant's instructions as to the selection of legal counsel and matters of strategy or settlement); PROVIDED, HOWEVER, that Landlord shall not be subject to any liability for the payment of any costs or expenses in connection with any such contest or proceedings, and Tenant will indemnify and save harmless Landlord from any such costs and expenses (including, without limitation, reasonable attorneys' fees, costs of court and appraisal costs), reimbursing Landlord therefor upon demand (or paying such costs and expenses directly when due, all as directed by Landlord). Tenant shall be entitled to any refund of any taxes and penalties or interest from any governmental authority to the extent the refund represents monies paid to the governmental authority by Tenant or paid by Landlord and reimbursed by Tenant.

    8.4 ADDITIONAL CHARGES. All payments made by Tenant under this Lease shall be made free and clear of, and without reduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed pursuant to any Legal Requirement, excluding, however, any Landlord Income Taxes (all such nonexcluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Additional Charges"). Tenant shall be responsible for the payment of any such Additional Charges and if any such Additional Charges are required to be withheld from any amounts payable to Landlord hereunder, then the amounts so payable to Landlord shall be increased by an amount ("Additional Amount") necessary to yield to Landlord (after payment of all Additional Charges) the Base Rent and other amounts payable hereunder at the rates or in the amounts specified in this Lease. Whenever any Additional Charges are required to be withheld by Tenant, such Additional Charges shall be deducted or withheld by Tenant, and shall be paid by Tenant to the appropriate governmental authority in accordance with applicable Legal Requirements. As promptly as possible thereafter, Tenant shall send to Landlord for its own account a copy of an Original official receipt (or other evidence of payment) received by Tenant showing payment thereof. If Tenant is required to pay Landlord any Additional Amount, Landlord shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change its jurisdiction if the making of such a change would avoid the need for, or reduce to the greatest extent possible the amount of, any such Additional Amount which may thereafter accrue and would not, in the reasonable judgment of Landlord be otherwise disadvantageous to Landlord. If Landlord subsequently receives a refund of any Additional Amounts, or if such Additional Amounts result in a net benefit to Landlord, the amount of such refund or net benefit shall be paid to Tenant within 30 days of the receipt of such refund or net benefit; provided, however, that the payment to Tenant shall not exceed the Additional Amount to which the refund or net benefit relates. The agreements in this Section 8.4 shall survive the termination of this Lease with respect to any Additional Charges that become due during the Term.

                                      ARTICLE 9
                                      INSURANCE

    9.1 LIABILITY INSURANCE. At all times during the Term, Tenant shall obtain at Tenant's sole cost and expense a policy or policies of comprehensive general liability insurance on an "occurrence" basis against claims for "personal injury" liability, including bodily injury, death or property damage liability. The liability insurance policy shall contain coverage limits no less than the following: (1) Three Million Dollars ($3,000,000) per person; (2) Five Million Dollars ($5,000,000) per incident; and
(3) One Million Dollars ($1,000,000) for property damage.

    9.2 BUILDERS' RISK INSURANCE. With respect to any Improvements which may be under construction and not yet covered by insurance under the terms of
SECTION 9.3, Tenant shall maintain or cause to be maintained a policy or policies of builders' risk insurance in an amount equal to the value upon completion of the work (exclusive of land, foundation, excavation, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage), insuring against the risks customarily insured against under such insurance, including fire, vandalism, malicious mischief, sprinkler leakage, lightning, and windstorm.

    9.3 ALL-RISK INSURANCE. With respect to any completed Improvements, prior to the termination of the builders' risk insurance required by SECTION 9.2, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, obtain and maintain, or cause to be obtained and maintained, (a) a policy or policies of all-risk insurance covering the Improvements, providing coverage against loss or damage by fire, vandalism, malicious mischief, sprinkler leakage, lightning, windstorm, and other insurable perils, as, under good insurance practice, from time to time are insured against under all-risk coverage for properties of similar character, age and location in an amount or amounts not less than one hundred percent (100%) of the then actual replacement cost (exclusive of land, foundation, excavations, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage and without any deduction for depreciation); (b) standard earthquake coverage, with a deductible not to exceed ten percent (10%) of the insured amount; and (c) standard flood coverage. Provided, however Tenant may elect not to obtain earthquake insurance, in which case Tenant hereby covenants to pay the cost of repairing damage to the Improvements caused by an earthquake.

    9.4 GENERAL REQUIREMENTS. The insurance required under this ARTICLE 9 may be furnished under a "primary" policy and an "umbrella" policy or policies. Landlord shall be named as an additional insured under Tenant's policy of insurance required under SECTION 9.1; and such policies shall contain an endorsement for cross-liability coverage. Tenant shall furnish Landlord with certificates from Tenant's insurers with respect to the insurance required to be carried hereunder on or before the date such insurance is required to be carried. The certificates shall state that such insurance is in full force and effect and that coverage will not be reduced in any amount or otherwise limited or canceled without thirty (30) days' prior written notice to Landlord. Renewal certificates shall be furnished to Landlord not less than thirty (30) days prior to the expiration of each such policy. Any blanket insurance policy or policies that insure Tenant against the risks and for the amounts herein specified shall be deemed to satisfy the obligation of Tenant hereunder, provided that any such policy of blanket insurance shall specify the amount of the total insurance allocated to the risks required to be insured hereunder and such allocated amount meets the requirements of this ARTICLE 9. All insurance required by this
ARTICLE 9 shall be with an insurance company licensed to do business in the State of California with a general policyholder's rating, as rated by the most current available "Bests" Insurance Reports, of no less than A/VII and shall be non-contributing.

    9.5 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained herein, to the extent permitted by law and so long as any insurance coverage maintained by Tenant is not diminished by reason thereof, Tenant hereby
(a) releases and waives any
rights it may have against Landlord and its officers, agents and employees on account of any loss or damages occasioned to Tenant, its property or the Premises, and arising from any risk covered by any fire and extended coverage insurance maintained by Tenant, whether or not due to the negligence of Landlord, its agents, employees, contractors, licensees, invitees or other persons, and (b) waives on behalf of any insurer providing such insurance to Tenant any right of subrogation that any such insurer may have or acquire against Landlord or such persons by virtue of payment of any loss under such insurance. Tenant shall use its commercially reasonable efforts to cause its insurance policies to contain a waiver of subrogation clauses in accordance with the foregoing.

    9.6 INDEMNITY. Tenant shall protect, defend, indemnify, hold and save Landlord harmless from and against any and all losses, costs, liabilities or damages (including reasonable attorneys' fees and disbursements and court costs) arising by reason of: (i) any and all injury or death of persons or damage to property against which Tenant is obligated to maintain insurance for the benefit of Landlord pursuant to this ARTICLE 9; (ii) the failure to obtain the waiver of subrogation clause required by SECTION 9.5 hereof where such clause could have been obtained through the exercise of Tenant's commercially reasonable efforts; or (iii) the invalidation of such insurance policy required to be obtained by Tenant hereunder by Tenant's insurer. Tenant's duty to indemnify Landlord under this SECTION 9.6 shall survive the expiration or earlier termination of this Lease with respect to events occurring during the Term.

                                      ARTICLE 10
                                         USE


    10.1   USE.

           (a) PERMITTED. Tenant may use the Premises for any purpose permitted under the Ground Lease.

           (b)     ENVIRONMENTAL COMPLIANCE.

              1) DEFINED TERMS. The term "Applicable Environmental Laws" shall mean any applicable laws, regulations or ordinances pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 or otherwise (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, the Hazardous and Solid Waste Amendments of 1984 or otherwise (as amended, hereinafter called "RCRA"), and California Health & Safety Code Section 25501(j). The terms "hazardous substance" and "release" as used in this Lease shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended or superseded by other laws so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment or other laws: and, provided further, to the extent that the laws of the State of California establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

              2) TENANT'S COVENANTS. Tenant will not cause or permit the Premises to be in violation of, or do anything or permit anything to be done which subjects Landlord, Tenant or the Premises to any remedial obligations under or which creates a claim or cause of action under, any Applicable Environmental Laws, including, without limitation, CERCLA, RCRA, and the California Health and Safety Code 25501(j), assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises and Tenant will promptly notify Landlord in writing of any existing, pending or threatened investigation, claim or inquiry of which Tenant has knowledge by any governmental authority in connection with any Applicable Environmental Laws. Tenant shall obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any Improvements, fixtures and equipment at any time located on the Premises by reason of any Applicable Environmental Laws. Tenant will not use the Premises in a manner which will result in the unlawful disposal or other unlawful release of any hazardous substance or solid waste on or to the Premises and covenants and agrees to keep or cause the Premises to be kept free of any unlawful hazardous substance, unlawful solid waste or unlawful environmental contaminants (including, without limitation, friable asbestos and any substance containing asbestos deemed hazardous and unlawful by any Applicable Environmental Law) and to remove the unlawful amounts of the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at Tenant's sole expense. Tenant shall promptly notify Landlord in writing of any unlawful disposal or other unlawful release of any hazardous substance, environmental contaminants or solid wastes on or to the Premises or the Improvements. In the event Tenant fails to comply with or perform any of the foregoing covenants and obligations, after thirty (30) days' prior written Notice to Tenant, Landlord may, but shall be under no obligation to, cause the Premises to be freed from the unlawful hazardous substance, unlawful solid waste or unlawful environmental contaminants (or if removal is prohibited by law, to take whatever action is required by law) and the reasonable cost of the removal or such other action shall be a demand obligation owing by Tenant to Landlord pursuant to this Lease. Notwithstanding the foregoing, Landlord shall have no right to cause the removal of such materials so long as Tenant body (1) is diligently and in good faith proceeding to comply with Tenant's obligation to remove the unlawful amounts of such materials; and (2) has the financial ability to so comply. Subject to the foregoing, Tenant grants to Landlord and Landlord's agents and employees access to the Premises, and the license to remove the unlawful hazardous substance, unlawful solid waste or unlawful environmental contaminants (or if removal is prohibited by law, to take whatever action is required by law) and agrees to indemnify and save Landlord harmless from all reasonable costs and expenses involved and from all claims (including consequential damages) asserted or proven against Landlord by any party in connection therewith. Upon Landlord's reasonable request for "good cause" (defined below), at any time and from time to time during the Term, Tenant will provide at Tenant's sole expense an inspection or audit of the Premises from an engineering or consulting firm approved by Landlord, indicating the presence or absence of any hazardous substance, solid waste or environmental contaminants located on the Premises.
If Tenant fails to provide same after sixty (60) days' notice, Landlord may order same, and Tenant grants to Landlord and Landlord's employees and agents access to the Premises and a license to undertake any testing reasonably required to obtain such inspection or audit. The reasonable cost of obtaining such inspection or audit and any expenses incurred by Landlord in connection therewith, shall be a demand obligation owing by Tenant to Landlord pursuant to this Lease. For purposes of this SECTION 10.1(b)(2), "good cause" shall mean that Landlord shall have reasonable grounds to believe that an unlawful release or unlawful disposal of hazardous substances or solid wastes has occurred on the Premises.

           (c) COMPLIANCE WITH LEGAL REQUIREMENTS. Tenant shall at all-times comply with all material Legal Requirements applicable to the Land or the Improvements and/or the use thereof.

    10.2 CONTEST OF LEGAL REQUIREMENTS. Tenant shall have the right at its sole cost and expense to contest the validity of any Legal Requirements applicable to the Premises by appropriate proceedings diligently conducted in good faith; and upon the request of Tenant and at Tenant's sole cost and expense, Landlord will join and cooperate with Tenant in such proceedings. Subject to SECTION 8.3, any other provision of this Lease to the contrary notwithstanding, Tenant's right to contest Legal Requirements must be exercised in such a manner as to avoid any exposure of the Premises or any part thereof to foreclosure or execution sale or exposure of Landlord to civil or criminal penalties arising from Tenant's non-compliance with such Legal Requirements. Tenant shall defend and indemnify Landlord against, and hold Landlord harmless from, any and all liability, loss, cost, damage, injury or expense (including, without limitation, attorneys' fees and costs) which Landlord may sustain or suffer by reason of Tenant's failure or delay in complying with, or Tenant's contest of, any such Legal Requirements (or Landlord's contest, if requested in writing by Tenant), and Tenant's duty to indemnify Landlord under this SECTION
10.2 shall survive the expiration or earlier termination of this Lease.

                                      ARTICLE 11
                                UTILITIES AND SERVICES


    11.1 SERVICES TO THE PREMISES. At Tenant's sole cost and expense, Tenant shall make its own arrangements for the provision of all utilities and services to be provided to or consumed on the Premises, including, without limitation, air conditioning, ventilation, heating, electric power, telephone, water (both domestic and fire protection), sanitary sewer, storm drain, natural gas and janitorial services, including for the installation, maintenance and repair of service lines and meters to measure Tenant's consumption of such utilities.

                                      ARTICLE 12
                  MAINTENANCE AND REPAIRS; SURRENDER OF THE PREMISES

    12.1 TENANT OBLIGATIONS. Except as otherwise provided in this Lease, Tenant shall maintain the Premises and the Improvements in good repair, normal wear and tear and casualty excepted. All maintenance that Tenant is obligated to perform under this SECTION 12.1 shall be at the sole expense of Tenant.


    12.2 SURRENDER OF THE PREMISES. Except as provided in ARTICLE 20, upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its then "AS-IS" condition, including, without limitation, any condition resulting from: (i) wear and tear; (ii) obsolescence and damage by fire or other casualty, act of God or the elements (subject to the terms of ARTICLE 17); (iii) damage that is caused by Landlord, its agents, employees or contractors; and (iv) any improvements, alterations, additions, repairs, replacements, or decorations in, to or of the Premises or on the Land which are not Improvements but which Tenant may elect to remain on the Land or the Premises. Title to all improvements, furniture, furnishings, fixtures, trade fixtures and personal property of Tenant which have not been funded by Landlord pursuant to the terms of ARTICLE 6 and located in or upon the Premises or the Land, whether or not affixed to the realty, shall be and remain in Tenant throughout the Term, and at any time during the Term of this Lease, the same may be removed by Tenant or, at Tenant's election, surrendered with the Premises, in which event title to such surrendered property shall, if Landlord so elects in Landlord's sole discretion, be deemed transferred to Landlord. Any of such property that is not removed from the Premises or the Improvements on or prior to the expiration or earlier termination of this Lease shall be considered abandoned and Landlord may deal with it as Landlord elects.

                                      ARTICLE 13
                                        LIENS


    13.1 Except for claims that Tenant or Devcon, with Tenant's approval, is contesting in good faith in such manner as to avoid any exposure of the Premises or any part thereof to foreclosure or execution sale, Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered to the Premises, and shall keep the Premises free and clear of all mechanics' and materialmen's liens in connection therewith.

                                      ARTICLE 14
                                ASSIGNMENT BY LANDLORD


    14.1 FURTHER MORTGAGES OR ENCUMBRANCES BY LANDLORD. Except for the SBLF Deed of Trust (which is hereby approved by Tenant), the Second Deed of Trust, and as specifically permitted in ARTICLE 21 and in the Construction Management Agreement, Landlord shall not cause or create any mortgages, deeds of trust, or encumbrances to exist with respect to the Premises at any time. Landlord agrees that it will not materially modify the SBLF Deed of Trust nor will it cause any new bonds or assessments to encumber the Premises without Tenant's approval which may be withheld in Tenant's sole discretion.

    14.2 LANDLORD'S RIGHT TO SELL. Subject to Tenant's Purchase Option, Landlord may not transfer all or any portion of its right, title and interest in the Premises; provided, however that nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect the right of Landlord at any time and from time to time to sell or transfer all or any portion of its right, title and estate in the Premises to: (1) a Landlord Affiliate; (2) another financial institution or trust established by such an institution; or
(3) if an Event of Default has occurred and is continuing at the time of such sale or transfer, to any Entity. Any sale or transfer by Landlord whatsoever shall by its express terms recognize and confirm the right of possession of Tenant to the Premises and Tenant's other rights arising out of this Lease shall not be affected or disturbed in any way by any such sale, transfer, assignment or conveyance (except for any disturbance resulting from a foreclosure sale conducted pursuant to the laws of the State of California at which independent third party bids were permitted, pursuant to the SBLF Deed of Trust, all subject to the terms of SECTION 21.3)

    14.3 TRANSFER OF FUNDS AND PROPERTY. At each time Landlord sells, assigns, transfers or conveys the entire right, title and estate of Landlord in the Premises and in this Lease, Landlord shall turn over to the transferee any funds or other property then held by Landlord under this Lease and thereupon all the liabilities and obligations on the part of the Landlord under this Lease arising after the effective date of such sale, assignment, transfer or conveyance shall terminate as to the transferor and be binding upon the transferee.

                                      ARTICLE 15
                              ASSIGNMENT AND SUBLEASING

    15.1   RIGHT TO ASSIGN.

           (a) TENANT'S RIGHT. Tenant shall have the right, at any time and from time to time during the Term, to assign all or any portion of its right, title and estate in the Premises and in this Lease without approval by Landlord. Any such assignee, immediate or remote, shall have the same right of assignment. Any such assignment shall be evidenced by a written instrument, properly executed and acknowledged by all parties thereto and, at Tenant's election, duly recorded in the Official Records, wherein and whereby the assignee assumes all of the obligations of Tenant under this Lease. Notwithstanding any such assignment and assumption or any sublease permitted under SECTION 15.2 hereof, Tenant shall remain primarily liable for all obligations and liabilities on the part of Tenant thereafter or thereafter arising under this Lease.

           (b) NOTICE. Tenant shall, promptly after execution of each assignment, notify Landlord of the name and mailing address of the assignee and shall, on demand, permit Landlord to examine and copy the assignment agreement.

    15.2   RIGHT TO SUBLET.

           (a) TENANT'S RIGHT. Tenant shall have the right, at any time and from time to time during the Term, to sublet all or any portion of the Premises and to extend, modify or renew any sublease without the approval of Landlord.

           (b) NOTICE. Tenant shall, promptly after execution of each sublease, notify Landlord of the name and mailing address of the subtenant and shall, on demand, permit Landlord to examine and copy the sublease.

           (c) NON-DISTURBANCE AGREEMENT. Upon Tenant's request, Landlord shall enter into a "landlord agreement" with any subtenant of Tenant. Such agreement shall provide that Landlord shall recognize the sublease and not disturb the subtenant's possession thereunder so long as such subtenant shall not be in default under its sublease, and an Event of Default is not then in existence and continuing under this Lease. Tenant shall immediately reimburse Landlord on demand for all reasonable out-of-pocket costs and expenses incurred by Landlord in complying with Landlord's obligations under this
SECTION 15.2(c).

    15.3 MORTGAGE BY TENANT. Tenant shall not have the right to mortgage, pledge or otherwise encumber all or any portion of the right, title and estate of Tenant in the Premises or in this Lease, without the consent of Landlord.

                                      ARTICLE 16
                                    EMINENT DOMAIN


    16.1 TOTAL OR SUBSTANTIAL TAKING. If title or access is taken for any public or quasi-public use, or under any statute or by right of condemnation or eminent domain, or by sale in lieu thereof (a "Taking") with respect to all of the Premises, or if title to so much of the Premises or access thereto is Taken, or if the Premises or access thereto is damaged, blocked or impaired by the Taking, so that, in Tenant's sole discretion, the

Premises or access thereto, even after a reasonable amount of reconstruction thereof, will no longer be suitable for Tenant's (and/or Tenant's subtenants') continued occupancy for the conduct of Tenant's (and/or Tenant's subtenants') business in a manner consistent with the conduct of such business prior to such Taking, then in any such event, this Lease shall terminate on the date of such Taking.


    16.2 PARTIAL TAKING. If any part of the Premises, or access thereto, shall be Taken, and the Premises or the remaining part thereof and access thereto will be, in Tenant's sole discretion, suitable for Tenant's (and/or Tenant's subtenants') continued occupancy for the conduct of Tenant's (and/or Tenant's subtenants') business in a manner consistent with the conduct of such business prior to such Taking, all of the terms, covenants and conditions of this Lease shall continue, except that Base Rent shall be adjusted to reflect the decreased Lease Investment Balance remaining after application thereto of the award made to Landlord for such Taking.

    16.3 TEMPORARY TAKING. If the whole or any part of the Premises is Taken for temporary use or occupancy, this Lease shall not terminate by reason thereof and Tenant shall continue to pay, in the manner and at the times herein specified, the full amount of the Base Rent payable by Tenant hereunder, and, except only to the extent that Tenant may be prevented from so doing by reason of such Taking, Tenant shall continue to perform and observe all of the other terms, covenants and conditions hereof on the part of Tenant to be performed and observed, as though the Taking had not occurred. In the event of any such temporary Taking, Tenant shall be entitled to receive the entire amount of the award made for the Taking, whether paid by way of damages, rent or otherwise.
If the temporary Taking is for a term in excess of thirty (30) days, then the Taking shall be treated as a permanent Taking and be governed by SECTIONS 16.1 OR 16.2, as applicable.

    16.4 DAMAGES. The compensation attributable to the Premises (in each case the compensation or value shall be determined as of the date of the Taking) awarded or paid upon any Taking (other than a temporary Taking, which shall be governed by SECTION 16.3), whether awarded to Landlord, Tenant, or both of them, shall be held by the Escrow Agent described in SECTION 17.3(b), and distributed in the same manner as insurance proceeds pursuant to SECTION 17.3. For purposes of this SECTION 16.4, references to the term "casualty" or similar terms in
SECTION 17.3 shall be deemed to refer to "Taking."

    16.5 NOTICE AND EXECUTION. Immediately upon service of process upon Landlord or Tenant in connection with any Taking relating to the Premises or any portion thereof or access thereto, each party shall give the other Notice thereof. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this ARTICLE 16. Tenant reserves the right to appear in and to contest any proceedings in connection with any such Taking. Tenant shall immediately reimburse Landlord on demand for all reasonable out-of-pocket costs and expenses incurred by Landlord in complying with Landlord's obligations under this SECTION 16.5.

    16.6 TERMS OF GROUND LEASE. Notwithstanding any of the foregoing provisions of this Article 16, Landlord and Tenant acknowledge that in the event of any inconsistency between the foregoing terms of this Article 16 and Article XI of the Ground Lease, the terms of Article XI of the Ground Lease shall control; and Tenant shall have no right to terminate this Lease as a consequence of a Taking unless Landlord shall also have the right to terminate the Ground Lease as a consequence thereof (provided that


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

Tenant may exercise the Purchase Option under SECTION 20.1 at any time); Landlord shall not exercise any right to terminate the Ground Lease without Tenant's prior approval, in Tenant's sole discretion; Tenant shall restore the Premises to the extent provided in the Ground Lease in the event this Lease and the Ground Lease are not terminated; and the provisions of SECTION 16.4 above shall be applicable only to the compensation allocated to the ground lessee under the terms of the Ground Lease in the event of a Taking.

                                      ARTICLE 17
                                DAMAGE OR DESTRUCTION

    17.1 CASUALTY. If the Improvements are damaged or destroyed by fire or other casualty, except as provided to the contrary in SECTION 17.2, this Lease shall continue in full force and effect without any abatement or reduction in Base Rent, and Tenant, at Tenant's election, shall either (a) restore the Improvements substantially to their condition prior to the damage or destruction, or such other condition as Tenant shall elect, subject to Landlord's approval in accordance with the terms of SECTION 12 of the Construction Management Agreement, which shall not be unreasonably withheld,, or
(b) not restore the Improvements, but perform, or cause to be performed, at Tenant's sole cost and expense, any work or service required by any Legal Requirement for the protection of persons or property from any risk, or for the abatement of any nuisance, created by or arising from the casualty or the damage or destruction caused thereby.

    17.2 TERMINATION OF LEASE. In the case of: (a) any damage or casualty of the Building, which in the good faith judgment of Tenant's Board of Directors would render the Building either unsuitable or uneconomic for restoration or continued use by Tenant; (b) the damage or destruction of all or substantially all (as determined in good faith by Tenant's Board of Directors) of the Building; or (c) the damage or destruction of the Building where restoration cannot (as determined in good faith by Tenant's Board of Directors) reasonably be completed either within 365 days or prior to the expiration of the Term, then Tenant may elect to terminate this Lease. In the event Tenant terminates the Lease pursuant to the preceding sentence, Tenant shall purchase Landlord's interest in the Premises for a purchase price equal to the Purchase Price for the Premises as such Purchase Price is defined in SECTION 20.1. The purchase of Landlord's interest in the Premises shall be pursuant to the terms of SECTION 20.1, as applicable to the Premises. Upon the completion of such purchase, this Lease and all obligations hereunder in respect of the Premises shall terminate.

    17.3 INSURANCE PROCEEDS. In the event of any fire or other casualty, the proceeds of any insurance policies maintained by Tenant pursuant to SECTION 9.2 OR 9.3 shall be held, applied and dealt with as follows:

           (a) Any proceeds (per occurrence) of such policies attributable to the Improvements below the amount of Two Hundred Fifty Thousand Dollars ($250,000) or any proceeds directly attributable to improvements constructed on the property by Tenant solely with its own funds shall be paid directly to Tenant and applied and used as Tenant may direct in its sole discretion for any construction, restoration or reconstruction purposes in connection with any improvements located on the Land which were destroyed, damaged or affected by such casualty. Any portion of such proceeds which Tenant does not want to use (subject to the terms of SECTION 17.3(c)) for any construction, restoration or reconstruction shall be paid as follows (the order of payment as set forth below shall be the "Distribution Formula"): (1) to Landlord (but only to the extent of the then-existing Lease Investment Balance); and (2) with any remaining excess to be paid to Tenant.

           (b) Any proceeds (per occurrence) of such policies attributable to the Improvements greater than Two Hundred Fifty Thousand Dollars ($250,000) shall be paid to an escrow agent ("Escrow Agent") mutually agreeable to the parties (but such escrow agent shall not be a party which is related to or affiliated with either of the parties to this Lease, but shall be bound by the terms of this ARTICLE 17). Such proceeds shall be invested by the Escrow Agent as Tenant may direct (provided, however, that such proceeds may not be invested in any securities or any debt obligations issued by Tenant). Such proceeds shall be paid by the Escrow Agent to Tenant (or to third parties as Tenant may direct), as Tenant may direct from time to time as restoration, construction or rebuilding progresses to pay the cost of any restoration, construction or rebuilding which Tenant elects to take place on the Land or any Improvements located upon the Land, so long as Landlord reasonably determines that the following conditions are satisfied at the time of such request for payment by
Tenant: (i) the sum requested has been paid or is then due and payable or will become due and payable within thirty (30) days; (ii) Tenant has the financial ability (taking into account the insurance proceeds held by the Escrow Agent) to complete the restoration, construction or rebuilding which Tenant has elected to perform; (iii) Landlord has approved do plans, if any, relating to the restoration of Improvements; and (iv) in Landlord's reasonable judgment, such restoration work which Tenant desires to perform in connection with the Improvements can be completed prior to the expiration of the Term. Landlord shall promptly upon request instruct the Escrow Agent to make the payments requested by Tenant unless one of the four (4) conditions described above is not satisfied at the time of such request. Any excess insurance proceeds existing after either Tenant's completion of the restoration, construction or rebuilding which Tenant elects to perform or Tenant's failure to comply with the funding condition described in subitems (ii), (iii) and (iv) immediately above in this
SECTION 17.3(b), shall be paid pursuant to the Distribution Formula. If Tenant elects to terminate this Lease, Tenant may use any insurance proceeds to pay the Purchase Price described in SECTION 17.2, and all rights of Landlord in insurance proceeds not used to pay the Purchase Price shall be assigned to Tenant by Landlord at the time Tenant purchases Landlord's interest in the Premises.

           (c) If either: (1) Tenant has not delivered written notice to Landlord within ninety (90) days after reaching final written settlement with all insurance companies regarding the amount of proceeds to be paid for the casualty in question, pursuant to which notice Tenant elects to either exercise some or all of its termination rights under SECTION 17.2 and/or to fully or partially repair or restore pursuant to SECTION 17.1; or (2) Landlord reasonably believes that Tenant has abandoned restruction or restoration work which Tenant may have elected to perform (and Tenant shall have failed to diligently recommence reconstruction or restoration work which Tenant is then able to perform within thirty (30) days after Tenant's receipt from Landlord of a Notice of Landlord's belief of Tenant's abandonment of the reconstruction or restoration work); then, in either case, the proceeds attributable to the Improvements shall be paid pursuant to the Distribution Formula.

           (d) Any insurance proceeds paid to Landlord under this ARTICLE 17 shall reduce the Lease Investment Balance by a like amount.

    17.4 TERMS OF GROUND LEASE. Notwithstanding any of the foregoing provisions of this Article 17, Landlord and Tenant acknowledge that in the event of any inconsistency between the foregoing terms of this Article 17 and Section 802 of the Ground Lease, the terms of Section 802 of the Ground Lease shall control; and Tenant shall have no right to terminate this Lease as a consequence of any damage or destruction unless Landlord shall also have the right to terminate the Ground Lease as a consequence thereof (provided that Tenant may exercise the Purchase Option under SECTION 20.1 at any time); Landlord shall not exercise any right to terminate the Ground Lease without Tenant's prior approval, in Tenant's sole discretion; Tenant shall restore or rebuild the Premises in the manner and subject to the terms of the Ground Lease in the event this Lease and the Ground Lease are not terminated; and the provisions regarding the application of insurance proceeds provided for in SECTION 17.3 above shall be subject to the terms of Section 802 of the Ground Lease and the allocation of insurance proceeds between the ground lessor and ground lessee provided for therein.

                                      ARTICLE 18
                                       DEFAULT

    18.1 DEFAULT. Each of the following events shall constitute an event of default ("Event of Default") by Tenant:

           (a) FAILURE TO PAY BASE RENT. Tenant's failure to pay any Base Rent within ten (10) days after the due date.

           (b) FAILURE TO PAY ADDITIONAL RENT. Tenant's failure to pay any Additional Rent which is due to Landlord within ten (10) days after the due date under this Lease (which due date shall be the date of Tenant's receipt of Notice from Landlord that such Additional Rent is due).

           (c) FAILURE TO CARRY INSURANCE. Tenant's failure to carry any policy of insurance required by ARTICLE 9.

           (d) INSOLVENCY. Subject to SECTION 18.2, the occurrence of: (i) an assignment by Tenant for the benefit of creditors generally; or (ii) the filing of a voluntary or involuntary petition by or against Tenant under any present or future applicable federal, state or other statute or law having for its purpose the adjudication of Tenant as a bankrupt; (iii) the appointment of a receiver, liquidator or trustee for all or a substantial portion of the Premises by reason of the insolvency or alleged insolvency of Tenant; or (iv) the taking of possession by any department of city, county, state or federal government, or any officer thereof duly authorized, of all or a substantial portion of the Premises by reason of the insolvency or alleged insolvency of Tenant; and Tenant's failure to timely give any Notice it is permitted to give pursuant to
SECTION 18.2 (or, in the event Tenant gives timely Notice and pursues a contest under SECTION 18.2, Tenant's failure to finally prevail in the contest).

           (e) DEFAULT UNDER A CREDIT FACILITY. A payment default, which has not been waived and is continuing (after expiration of applicable notice and cure periods) under any credit facility of Tenant (excluding any leases other than this Lease) of One Million Dollars ($1,000,000) or more.

           (f) FINANCIAL COVENANTS. The occurrence of any of the following:

              1) Tenant's "Total Debt" (as defined herein) divided by Consolidated Tangible Net Worth (as defined below) (with both determined in accordance with generally accepted accounting principles consistently applied) exceeds 2:1. As used herein the term "Total Debt" shall mean, the total of all items of indebtedness, obligation or liability as shown on Tenant's consolidated financial statements.

              2) Tenant fails to maintain a debt service coverage ratio of at least 1:1 times for each fiscal quarter on an annualized basis (calculated by using such fiscal quarter and the previous three fiscal quarters). The ratio will be defined as net income plus interest, taxes, and rent expense as set forth in the most recent year end financial statements of Tenant divided by the sum of taxes, interest, rent expense as set forth in the most recent year end financial statements of Tenant and CPLTD (current portion of long-term debt).

              3) Tenant's "Consolidated Tangible Net Worth" as defined herein shall fall below the greater of: (i) Five Hundred Million Dollars ($500,000,000.00) less stock repurchases occurring after December 1, 1995, or
(ii) Three Hundred Million Dollars ($300,000,000.00). As used herein, the term "Consolidated Tangible Net Worth" means the excess of total assets over total liabilities of Tenant and its Subsidiaries determined in accordance with generally accepted accounting principles on a consolidated basis excluding, however, from the determination of total assets (i) all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and product development costs), and (ii) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriation of retained earnings which, in accordance with generally accepted accounting principles, should be established in connection with the business conducted.

              (g) CONSTRUCTION MANAGEMENT AGREEMENT. A material breach by Tenant of its obligations under the Construction Management Agreement.

              (h) TERMINATION OPTION. If Tenant exercises the Termination Option pursuant to SECTION 20.2 below, Tenant's failure to pay Landlord the Guaranteed Residual Value at the end of the Term as provided in SECTION 20.2, or if Tenant exercises the Purchase Option pursuant to SECTION 20.1 below, Tenant's failure to complete the Purchase Option in accordance with SECTION 20.1.

              (i) EVENT OF DEFAULT UNDER PHASE I DEED OF TRUST. The occurrence of an "Event of Default" under and as defined in that certain Sublease of the Land and Lease of the Improvements executed by and between Landlord and Tenant dated as of October 12, 1994, unless such default is expressly waived in writing by Landlord.

    18.2 CONTENST BY TENANT. If upon the filing of any involuntary petition of the type described in SECTION 18.1(d) or upon the appointment of a receiver, other than a receiver appointed in any voluntary proceeding referred to in SECTION 18.1(d), or the taking of possession of all or a substantial portion of the Premises by any department of the city, county, state or federal government, or any officer thereof duly authorized, by reason of the alleged insolvency of Tenant without the consent or over the objection of Tenant, should Tenant desire to contest the same in good faith, Tenant shall, within ninety (90) days after the filing of the petition or after the appointment or taking of possession, give Notice to Landlord that Tenant proposes to make the contest, and the same shall not constitute an Event of Default so long as Tenant shall prosecute the proceedings with due diligence and no part of the Premises shall be exposed to sale by reason of the continuance of the contest.

    18.3   REMEDIES.  Landlord shall have the remedies specified below:

           (a) CONTINUE LEASE. In connection with an Event of Default, Landlord shall have the right to enforce, by suit or otherwise, all other covenants and conditions hereof to be performed or complied with by Tenant and to exercise all other remedies permitted by Section 1951.4 of the California Civil Code, or any amendments thereof. Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover Base Rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitation). Upon application by Landlord, a receiver may be appointed to take possession of the Premises and exercise all rights granted to Landlord as set forth in this
SECTION 18.3.

           (b) TERMINATE LEASE. In connection with an Event of Default, Landlord may terminate this Lease, by giving Tenant Notice thereof, at any time after the occurrence of such Event of Default. In such event Tenant shall be obligated to purchase the Premises for an amount equal to the Purchase Price described in the Purchase Option contained in SECTION 20.1 below (that is, all accrued Base Rent, Additional Rent and the Lease Investment Balance). Landlord shall also have its other remedies at law (including its rights under the SBLF Deed of Trust), provided, however, that Tenant's right to purchase the Premises pursuant to SECTION 20.1 shall survive any termination of this Lease up through the date of foreclosure sale under the SBLF Deed of Trust.

           (c) LANDLORD'S CONTINUING OBLIGATION TO SELL. Except in the case of a foreclosure under the SBLF Deed of Trust, in the event Landlord obtains possession of the Premises pursuant to the terms of this Lease (because of Tenant's default, lease expiration, or otherwise), Landlord shall be under a continuing obligation to use its commercially reasonable efforts to sell the Premises to one or more unrelated third parties, PROVIDED, HOWEVER, that Landlord shall not be required to sell or attempt to sell any portion of the Premises (i) in a manner, or under circumstances, that could materially impair Landlord's ability to enforce any of its rights or remedies under this Lease (as determined in Landlord's sole discretion) or (ii) at a time when market conditions render it inadvisable to sell or attempt to sell the Premises (as determined in Landlord's sole discretion). Upon the occurrence of any such sale Landlord shall be obligated to pay to Tenant any excess of the amount realized by Landlord in connection with such sale over the Purchase Price as defined in
SECTION 20.1 below. Landlord's obligation to pay such excess to Tenant shall survive any termination of this Lease.

    18.4 NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial Rent during the continuance of any breach shall constitute a waiver of any such breach or of the term, covenant, or condition. No term, covenant or condition of this Lease to be performed or complied with by Tenant or Landlord, and no breach thereof, shall be waived, terminated, altered or modified except by a written instrument executed by Landlord and Tenant No waiver of any breach shall affect or alter this Lease, but each and every term, covenant, and condition of this Lease shall continue in full force and effect with respect to any other then existing subsequent breach thereof.

    18.5 EFFECT OF ASSIGNMENT. Notwithstanding an Entity's prior assignment or transfer of its interest as Tenant under this Lease, so long as Landlord has been given Notice of such assignment pursuant to SECTIONS 15.1 and 22.3, Landlord shall give such Entity copies of all Notices required by this ARTICLE 18 in connection with any Event of Default, and such Entity shall have the period granted hereunder to Tenant to cure such Event of Default, unless such Entity shall have been released from all obligations arising under this Lease. Landlord may not assert any rights against such Entity in the absence of such Notice and opportunity to cure, so long as Landlord has been given Notice of such assignment pursuant to SECTIONS 15.1 AND 22.3.

    18.6 LANDLORD CURE RIGHT. If Tenant fails to perform any covenant or agreement to be performed by Tenant under this Lease, and if the failure or default continues for thirty (30) days after Notice to Tenant (except for emergencies and except for payment of any lien or encumbrance threatening the imminent sale of the Premises or any portion thereof, in which case payment or cure may be made as soon as necessary to minimize the damage to person or property caused by such emergency or to prevent any such sale), Landlord may, but shall have no obligation to, pay the same and cure such default on behalf of and at the expense of Tenant and do all reasonably necessary work and make all reasonably necessary payments in connection therewith including, but not limited to, the payment of reasonable attorneys' fees and disbursements incurred by Landlord. Notwithstanding the foregoing, Landlord shall have no right to cure any such failure to perform by Tenant so long as Tenant: (1) is diligently and in good faith attempting to cure such matter and prosecuting such cure to completion; (2) has the financial ability to so comply; and (3) commenced cure of such matter within thirty (30) days after Tenant's receipt of Notice thereof from Landlord. Failure by Tenant to comply with the above shall allow Landlord to commence in a reasonable and customary manner and in good faith to attempt to cure such matter. Upon demand, Tenant shall reimburse Landlord for the reasonable amount so paid, together with interest at the Default Rate from the date incurred until the date repaid.

    18.7 LANDLORD'S DEFAULT. If Landlord fails to perform any covenant or agreement to be performed by Landlord under ARTICLE 6, SECTION 14.1, SECTION 16.4, ARTICLE 20, ARTICLE 21, or SECTION 22.8 of this Lease (including, but not limited to, Landlord's failure to keep the Premises free of any and all liens created by or through Landlord except as approved by Tenant in writing), and if the failure or default continues for thirty (30) days after Notice to Landlord (except for emergencies and except for payment of any lien or encumbrance threatening the imminent sale of the Premises or any portion thereof, in which case payment or cure may be made as soon as necessary to minimize the damage to person or property caused by such emergency or to prevent any such sale), Tenant may, but shall have no obligation to, pay the same and cure such default on behalf of and, so long as such failure to perform arises due to Landlord's gross negligence, willful misconduct, or willful breach of this Lease, at the expense of Landlord and do all reasonably necessary work and make all reasonably necessary payments in connection therewith including, but not limited to, the payment of reasonable attorneys' fees and disbursements incurred by Tenant. Notwithstanding the foregoing, Tenant shall have no right to cure any such failure to perform by Landlord so long as Landlord is diligently and in good faith attempting to cure such matter. Notwithstanding anything to the contrary, Landlord's liability under this Lease shall in all events be limited as provided in SECTION 22.14 below.

                                      ARTICLE 19
                                   QUIET ENJOYMENT


    19.1 QUIET ENJOYMENT. Landlord covenants to secure to Tenant the quiet possession of the Premises for the full Term against all persons claiming the same, by, through or in the right of Landlord, subject to Landlord's rights and remedies under SECTION 18 upon an Event of Default by Tenant. The existence of any Permitted Title Exceptions shall not be deemed to constitute a breach of Landlord's obligations hereunder. Tenant shall, immediately upon demand, reimburse Landlord for all reasonable costs, expenses and damages incurred or paid by Landlord in the performance of Landlord's obligations under this ARTICLE 19 (except for any costs, expenses or damages arising from Landlord's willful breach of this Lease). Landlord agrees that, so long as no Event of Default has occurred and is continuing, Landlord shall not exercise the right to terminate the Ground Lease specified in Section 1204 of the Ground Lease.

                                      ARTICLE 20
                       TENANT'S OPTION TO PURCHASE OR TERMINATE


    20.1   OPTION TO PURCHASE PREMISES.


           (a) PURCHASE OPTION. At any time during the Term, Tenant shall have the option ("Purchase Option") to purchase all of the then-existing Premises. The purchase price ("Purchase Price") for the Premises shall be the sum of accrued and unpaid Base Rent; any accrued and unpaid Additional Rent; escrow fees; recorder's fee for recording the Deed; the premium for the title insurance policy; all documentary transfer taxes; Landlord's reasonable attorneys' fees; all reasonable expenses (except as specified in SECTION 20.1(c)(iv)) incurred by Landlord in consummating the transfer of the Premises pursuant to this SECTION 20.1; and the Lease Investment Balance.

           (b) PURCHASE OPTION EXERCISE NOTICE. If Tenant desires to exercise the Purchase Option, Tenant shall deliver to Landlord thirty (30) days prior written notice ("Purchase Option Exercise Notice") of Tenant's election. If Tenant does not exercise the Termination Option as provided in SECTION 20.2 below it shall be deemed to have exercised the Purchase Option.

           (c) TRANSFER. If Tenant exercises the Purchase Option, the purchase and sale of the Premises shall be consummated as follows:

              (i) Landlord shall grant and convey the Premises to Tenant, its authorized agent or assignee, pursuant to a duly executed and acknowledged assignment and assumption of leasehold interest (as to the Land) and a grant deed as to the Improvements (collectively herein the "Deed"), free and clear of all title defects, liens, encumbrances, deeds of trust, mortgages, rights-of-way and restrictive covenants or conditions, of record, placed against the Premises by Landlord except for the Permitted Title Exceptions (excluding the SBLF Deed of Trust), and any UCC-1 filed or recorded which evidence security interests encumbering the Premises or any part thereof in favor of SBLF, which security interests SBLF shall cause to be released so that they no longer affect the Premises).

              (ii) The Purchase Price shall be paid upon delivery of the Deed and any other documents reasonably requested by Tenant to evidence the transfer of the Premises subject to the Permitted Title Exceptions (excluding the SBLF Deed of Trust, and any UCC-1 filed or recorded which evidence security interests encumbering the Premises or any part thereof in favor of SBLF, which security interests SBLF shall cause to be released so that they no longer affect the Premises) ("Additional Documents"). In the event that Tenant elects to assign the Purchase Option pursuant to SECTION 20.1(d) below, and Tenant's assignee pays an amount less than the Purchase Price for the Premises, Tenant shall pay to Landlord any excess of the Purchase Price over the amount paid by such assignee. Landlord shall deliver the Deed and the Additional Documents to Tenant on the date for closing specified by Tenant in the Purchase Option Exercise Notice; provided that the date for closing shall occur no later than the last day of the Term of this Lease. The closing shall take place at the location and in the manner reasonably set forth by Tenant in the Purchase Option Exercise Notice. Landlord and Tenant agree to cooperate to establish a concurrent closing and release of the security interests so that the Collateral may be used to pay the Purchase Price, if required.

              (iii) If Landlord shall fail to cause title to be in the condition required in SECTION 20.1(c)(i) above within the time herein prescribed for the delivery of the Deed, then Tenant shall have the right (in addition to all other rights provided by law) by a written notice to Landlord: (1) to extend the time in which Landlord shall clear title and deliver the Deed and Additional Documents, during which extension this Lease shall remain in full force and effect, except Tenant shall be released from its obligation to pay Base Rent during the extension; (2) to accept delivery of the Deed and Additional Documents subject to such title defects, liens, encumbrances, deeds of trust, mortgages, rights-of-way and restrictive covenants or conditions specified and set forth in the Deed and not cleared by Landlord; (3) to rescind, by notice to Landlord and without any penalty or liability therefor, any and all obligations Tenant may have under and by virtue of the Purchase Option or the exercise thereof, whereupon this Lease shall remain in full force and effect; (4) if the title exception is curable by the payment of money. Tenant may make such payment and such payment shall be a credit against the Purchase Price in favor of Tenant.

              (iv) Base Rent shall be prorated and paid and all Additional Rent which is then due and payable shall be paid as of the date title to the Premises is vested of record in Tenant. Tenant shall pay all Tenant's attorneys fees and costs and all other costs and expenses incurred by Tenant in consummating the transfer of the Premises. Landlord shall pay the costs and expenses of clearing title as required by SECTION 20.1(c)(i).

           (d) ASSIGNMENT. Tenant shall have the right, without Landlord's consent, to assign this purchase option, in whole, to any Entity at any time, whether or not Tenant also assigns its interest in the Lease.

    20.2   TERMINATION OPTION.

    (a) NOTICE. Provided that no Event of Default has occurred and is continuing, unless Tenant has notified Landlord prior to such date that it elects the Purchase Option, Tenant may, on the date which is not later than nine
(9) months prior to the expiration of the Term, notify Landlord in writing of its election to exercise an option ("Termination Option") to sell the Premises; provided, however that at any time Tenant can rescind its election to exercise its Termination Option if it then exercises its Purchase Option pursuant to SECTION 20.1 above. The nine (9) month period is referred to herein as the "Sales Period".

    (b)    TERMINATION OPTION.  After giving the notice set forth in section
(a) above Tenant shall then use its best efforts to sell the Premises for cash to a third party purchaser (who is not an affiliate of Tenant within the meaning of Rule 405 under the Securities Act of 1933) and, if the Premises are not conveyed to such purchaser prior to the expiration of the Term, Tenant shall have no further right to sell the Premises, the Lease shall terminate, Tenant shall immediately vacate the Premises, and quitclaim all interest of Tenant, if any, therein to Landlord.

    (c) TERMINATION OPTION PROCEDURES. In the event that Tenant elects the Termination Option, Tenant shall use its best efforts throughout the Sales Period to obtain a purchaser (who is not an affiliate of Tenant as described above) for the Premises. Tenant shall have the exclusive right to market the Premises during the first four (4) months of the Sales Period (the "Exclusive Period"). Landlord may direct Tenant to hire and pay for no more than one (1) commission sales agent after the expiration of the Exclusive Period. Except as otherwise provided below, any sale by Tenant shall be for the highest cash bid submitted to Tenant, including any cash bid submitted by Landlord. The determination of the highest bid shall be made by Landlord prior to the end of the Sales Period. After the end of the Exclusive Period, Landlord may accept any commercially reasonable bid solicited by Landlord, Tenant or its agent, in which case Tenant's sales effort may be suspended until the earlier of the closing of such sale on the last day of the Term or revocation or rejection of such cash bid. Notwithstanding the above provisions, Tenant may (i) accept during the Exclusive Period any cash bid (net of expenses of sale) which exceeds the Lease Investment Balance, and (ii) rescind the Termination Option at any time so long as it is exercising its Purchase Option, which shall be prior and superior to an accepted offer from a third party. If Landlord undertakes any sales efforts, Tenant shall promptly reimburse Landlord for any reasonable charges, costs and expenses incurred in such effort, including any commissions, allocated time charges, costs and expenses of internal counsel, external counsel or other attorneys' fees.

    (d) PAYMENTS UNDER TERMINATION OPTION. If Tenant elects the Termination Option, Tenant shall pay to Landlord on the last day of the Term in immediately available funds any Base Rent or Additional Rent due and owing under the Lease. The gross proceeds (the "Gross Proceeds") of any sale of the Premises pursuant to the Termination Option shall be paid to Landlord upon any such sale without deductions, and not later than the expiration of the Lease Term. Landlord shall remit to Tenant from the Gross Proceeds the documented expenses incurred by Tenant in connection with the sale of the Premises, including, without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, commissions, escrow fees, recording fees and taxes and any costs reimbursed by Tenant to Landlord pursuant to paragraph (c) above. The remaining Gross Proceeds of sale (the "Net Proceeds") shall be applied as provided in paragraph (e) below.

    (e) PROCEDURES UPON SALE UNDER THE TERMINATION OPTION. Any sale pursuant to the Termination Option shall be consummated on the last day of the Term. To the extent the Net Proceeds exceed the Lease Investment Balance, such excess shall be paid out of escrow to Tenant. Upon payment to Landlord of all amounts due it under this Lease, Landlord shall execute and deliver to the purchaser of the Premises a grant deed in the same manner and subject to the same conditions and obligations as are set forth in

SECTION 20.1(c) above and have the same obligation to deliver title and remove exceptions as set forth in said Section. Except as provided in the second sentence of this subparagraph, the Net Proceeds shall be applied first to the Lease Investment Balance and Tenant shall reimburse Landlord for the difference between the Lease Investment Balance (calculated immediately prior to receipt of the Net Proceeds) and the Net Proceeds, up to the amount of the Guaranteed Residual Value.

                                      ARTICLE 21
                                COVENANTS OF LANDLORD


    21.1 TITLE. In the event Tenant so requests in writing (and so long as either Tenant agrees to indemnify Landlord from any liabilities or obligations in connection therewith, or Landlord does not incur any liabilities or obligations in connection therewith), Landlord shall execute all documents, instruments and agreements reasonably requested by Tenant in order to accomplish any of the following in the manner reasonably requested by Tenant and within the time parameters reasonably requested by Tenant: (1) remove exceptions to title to or affecting the Premises; (2) create exceptions to title (including, without limitation, easements and rights of way) to or affecting the Premises; or (3) modify any then-existing exception to title. Tenant shall promptly reimburse Landlord for, or at Landlord's request, pay directly in advance, all reasonable costs, expenses and other amounts incurred or required to be expended by Landlord in order to comply with Tenant's requests made in accordance with the preceding sentence, and the failure of Tenant to reimburse or pay any such amounts shall result in the suspension of Landlord's obligations under such sentence with respect to that particular request until the amounts required to be paid by Tenant under this sentence have been paid.

    21.2 LAND USE. Except where requested by Tenant pursuant to this SECTION 21.2, Landlord shall not cause or give its written consent to any land use or zoning change affecting the Premises or any changes of street grade. In the event Tenant so requests in writing (and so long as either Tenant agrees to indemnify Landlord from any liabilities or obligations in connection therewith, or Landlord does not incur any liabilities or obligations in connection therewith), Landlord shall execute all documents, instruments and agreements reasonably requested by Tenant in order to accomplish any of the following in the manner reasonably requested by Tenant and within the time parameters reasonably requested by Tenant: (1) cause a change in any land use restriction or law affecting the Premises; (2) cause a change in the zoning affecting the Premises; or (3) cause a change in the street grade with respect to any street in the vicinity of the Premises. Tenant shall promptly reimburse Landlord for, or at Landlord's request, pay directly in advance, all reasonable costs, expenses and other amounts incurred or required to be expended by Landlord in order to comply with Tenant's requests made in accordance with the preceding sentence, and the failure of Tenant to reimburse or pay any such amounts shall result in the suspension of Landlord's obligations under such sentence with respect to that particular request until the amounts required to be paid by Tenant under this sentence have been paid.

    21.3 TRANSFER OF PROPERTY INTERESTS. Except as requested by Tenant pursuant to this Lease, Landlord shall not transfer to any third party any rights inuring to or benefits associated with the Premises (including, without limitation, zoning rights, development rights, air space rights, mineral, oil, gas or water rights). Nothing in this Section shall limit Landlord's rights pursuant to SECTION 14.2; provided that any purchaser of Landlord's interest in the Premises shall be bound by the terms of this Lease, including without limitation the terms of this SECTION 21.3).

                                      ARTICLE 22
                                    MISCELLANEOUS


    22.1 RELATIONSHIP. Neither this Lease nor any agreements or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as constituting Landlord and Tenant as partners or joint venturers, one with the other, or as creating any partnership, joint venture, association or, except as set forth in SECTION 22.2 below, any other relationship other than that of landlord and tenant; and, except as set forth in SECTION 22.2 below, both Landlord and Tenant agree not to make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving either Landlord or Tenant or the subject matter of this Lease.

    22.2   FORM OF TRANSACTION; CERTAIN TAX MATTERS.

           (a) Landlord and Tenant hereby agree and declare that the transactions contemplated by this Lease are intended to constitute, both as to matters of form and substance:

                   (i) an operating lease for financial accounting purposes, and

                   (ii) a financing arrangement (and not a "true lease") for purposes of Federal, state and local income, property or other forms of tax.

Accordingly, and notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant agree and declare that (A) the transactions contemplated hereby are intended to have a dual, rather than single, form and
(B) all references in this Lease to the "Lease" of the Premises which fail to reference such dual form do so as a matter of convenience only and do not reflect the intent of Landlord and Tenant as to the true form of such arrangements.

           (b) Landlord and Tenant agree that, in accordance with their intentions and the substance of the transactions contemplated hereby, Tenant (and not Landlord) shall be treated as the owner of the Premises for Federal, state, local income and property tax purposes and this Lease shall be treated as a financing arrangement. Tenant shall be entitled to take any deduction, credit allowance or other reporting, filing or other tax position consistent with such characterizations. Landlord shall not file any Federal, state or local income tax returns, reports or other statements in a manner which is inconsistent with the foregoing provisions of this SECTION 22.2.


           (c) Tenant acknowledges that it has retained accounting, tax and legal advisors to assist it in structuring this Lease and Tenant is not relying on any representations of Landlord regarding the proper treatment of this transaction for accounting, income tax or any other Purpose.

    22.3 NOTICES. Each Notice shall be in writing and shall be sent by personal delivery, overnight courier (charges prepaid or billed to the sender) or by the deposit of such with the United States Postal Service, or any official successor thereto, designated as registered or certified mail, return receipt requested, bearing adequate postage and in each case addressed as provided in the Basic Lease Provisions. Each Notice shall be effective upon being personally delivered or actually received. The time period in which a response to any such Notice must be given or any action taken with respect thereto shall commence to run from the date of personal delivery or receipt of the Notice by the addressee thereof, as reflected on the return receipt of the Notice. Rejection or other refusal to accept shall be deemed to be receipt of the Notice sent. By giving to the other party at least thirty (30) days' prior Notice thereof, either party to this Lease shall have the right from time to time during the Term of this Lease to change the address(es) thereof and to specify as the address(es) thereof any other address(es) within the continental United States of America.

    22.4 SEVERABILITY OF PROVISIONS. If any term, covenant or condition of this Lease, or the application thereof to any Entity or circumstance, shall be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to Entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

    22.5 ENTIRE AGREEMENT; AMENDMENT. This Lease constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

    22.6 MEMORANDUM OF SUBLEASE OF THE LAND AND LEASE OF THE IMPROVEMENTS. Neither party shall record this Lease. However, concurrently with the execution of this Lease, Landlord and Tenant have executed a Memorandum of Sublease of the Land and Lease of the Improvements ("Memorandum of Lease") in the form attached hereto as EXHIBIT E and by this reference made a part hereof, which Memorandum of Lease shall be promptly recorded in the Official Records.

    22.7 SUCCESSORS AND ASSIGNS. Subject to ARTICLES 14 AND 15, this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective heirs, executors, legal representatives, successors and assigns. Whenever in this Lease a reference to any Entity is made, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of such Entity.

    22.8 COMMISSIONS. Landlord and Tenant each represent and warrant that except as provided below, neither has dealt with any broker in connection with this transaction and that no real estate broker, salesperson or finder has the right to claim a real estate brokerage, salesperson's commission or finder's fee by reason of contact between the parties brought about by such broker, salesperson or finder. Each party shall hold and save the other harmless of and from any and all loss, cost, damage, injury or expense arising out of or in any way related to claims for real estate broker's or salesperson's commissions or fees based upon allegations made by the claimant that it is entitled to such a fee from the indemnified party arising out of contact with the indemnifying party or alleged introductions of the indemnifying party to the indemnified party.

    22.9 ATTORNEYS' FEES. In the event any action is brought by Landlord or Tenant against the other to enforce or for the breach of any of the terms, covenants or conditions contained in this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed by the court, together with costs of suit therein incurred. Tenant shall pay the reasonable attorneys' fees incurred by Landlord for the review and negotiation of this Lease.

    22.10 GOVERNING LAW. This Lease and the obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of California.

    22.11 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

    22.12 TIME IS OF THE ESSENCE. Time is of the essence of this Lease, and of each provision hereof.

    22.13 NO THIRD PARTY BENEFICIARIES. This Lease is entered into by Landlord and Tenant for the sole benefit of Landlord and Tenant. There are no third party beneficiaries to this Lease.

    22.14 LIMITATIONS ON RECOURSE. The obligations of Tenant and Landlord under this Lease shall be without recourse to any partner, officer, trustee, beneficiary, shareholder, director or employee of Tenant or Landlord. Except for the gross negligence or willful misconduct of Landlord, or for breach of Landlord's obligation to fund pursuant to ARTICLE 6 above, Landlord's liability to Tenant for any default by Landlord under this Lease: (1) shall be limited to Landlord's equity in the Premises; and (2) shall extend to any actual damages of Tenant, but shall not extend to any foreseeable and unforeseeable consequential damages.

    22.15 ESTOPPEL CERTIFICATES. Within thirty (30) days after request therefor by either party, the non-requesting party shall deliver, in recordable form, a certificate to any proposed mortgagee, purchaser, sublessee or assignee and to the requesting party, certifying (if such be the case) that this Lease is in full force and effect, the date of Tenant's most recent payment of Rent, that, to the best of its knowledge, the non-requesting party has no defenses or offsets outstanding, or stating those claimed, and any other information reasonably requested. Failure to deliver said statement in time shall be conclusive upon the non-requesting party that: (a) this Lease is in full force and effect, without modification except as may be represented by the requesting party; (b) there are no uncured defaults in the requesting party's performance and the non-requesting party has no right of offset, counterclaim or deduction against the non-requesting party's obligations hereunder; (c) no more than one month's Base Rent has been paid in advance; and (d) any other matters reasonably requested in such certificate.

    22.16 AS-IS LEASE. Landlord makes no representations or warranties concerning the condition, suitability or any other matters relating to the Premises, and Tenant hereby acknowledges that Tenant leases the Premises from Landlord on an "as is" basis.

    22.17 NET LEASE. Except as otherwise provided in this Lease, Tenant agrees that this Lease is an absolute net Lease, and the Base Rent called for hereunder shall be paid as required net of all expenses associated with the Premises, including without limitation, Real Estate Taxes and insurance premiums for the insurance required to be carried hereunder, and all other reasonable and customary costs and expenses incurred by Landlord in connection with the Premises or this Lease, all of which shall be paid or reimbursed by Tenant unless otherwise specifically provided herein. Tenant agrees to reimburse Landlord, within five (5) Business Days following receipt of any written demand therefor, for all reasonable and customary fees (including fees to SBNYTC), late charges, title endorsement, custodian fees related to the Collateral and other costs and expenses charged to Landlord which accrue during any period unless such expenses are capitalized and added to the Lease Investment Balance.

    22.18 REPRESENTATIONS AND WARRANTIES. Tenant and Landlord each hereby represents and warrants to the other that: (i) such party is duly organized and existing under the laws of the jurisdiction in which it is formed, and is qualified to do business in the State of California; (ii) such party has the full right and authority to enter into this Lease, consummate the sale, transfers and assignments contemplated herein and otherwise perform its obligations under this Lease; (iii) the person or persons signatory to this Lease and any document executed pursuant hereto on behalf of such party have full power and authority to bind such party; and (iv) the execution and delivery of this Lease and the performance of such party's obligations hereunder do not and shall not result in the violation of its organizational documents or any material contract or agreement to which such party may be a party.

    22.19 FINANCIAL REPORTING. Tenant shall provide to Landlord: (1) annually, within one hundred (100) days after the end of each of Tenants's fiscal years during the Term, an annual report on Form 10-K for such fiscal years as filed with the Securities and Exchange Commission; (2) quarterly, within sixty (60) days after the end of each of Tenant's fiscal quarters during the Term, quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission; (3) within thirty (30) days after filing with the Securities and Exchange Commission, any other nonconfidential reports, final proxy statements or registration statements on form S-3 or S-4 (after being declared effective) filed during the Term with the Securities and Exchange Commission; and (4) an officer's certificate stating that no Event of Default has occurred under the Lease in the form attached as EXHIBIT F, with the delivery of the Form 10(k) provided for in clause (1) above.


    22.20 NONDISCRIMINATION. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions:

           That there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, age, handicap, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the premises herein leased, nor shall Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the premises herein leased.

                                      ARTICLE 23
                                   INDEMNIFICATION


    23.1 TAX INDEMNITY. Notwithstanding anything in ARTICLE 8 to the contrary, Tenant shall protect and defend Landlord from and against all criminal prosecution regarding and shall indemnify and hold Landlord harmless from and against any and all loses, costs, liabilities or damages (including reasonable attorneys' fees and disbursements and court costs) arising by reason of:

           (a) Any and all U.S. Federal, state or local income taxes imposed upon Landlord in consequence of Landlord being treated as the owner or lessor of the Premises (or any part thereof) for such tax purposes (provided that Landlord has fully complied with its obligations under SECTION 22.2(b));

           (b) Any and all taxes imposed upon Tenant (except to the extent that such taxes are imposed upon Tenant as a result of Landlord's failure to comply with its obligations under this Lease);

           (c) Any and all taxes required to be withheld from payments made by Tenant to a third party not related to or affiliated with Landlord;

           (d)     Any and all Real Estate Taxes;

           (e) Any and all taxes owed by Landlord as a result of payment made by Tenant to Landlord pursuant to Tenant's indemnity obligations under this
SECTION 23.1 and

           (f) Any and all costs, liabilities or damages (including reasonable attorneys' fees) incurred by Landlord in obtaining indemnification payments from Tenant under the provisions of this SECTION 23. 1.

    Tenant's obligation to reimburse or indemnify Landlord for any taxes, governmental fees, penalties, interest or other supplemental tax charges under this Lease shall be reduced by the value of any related or offsetting tax benefits derived or realized by Landlord. Tenant's duty to indemnify Landlord under this SECTION 23.1 shall apply only to taxes arising during the Term (whether or not due and payable at the conclusion of the Term), but shall otherwise survive the expiration or earlier termination of this Lease.

    23.2 ENVIRONMENTAL INDEMNITY. Tenant agrees to indemnity and hold Landlord harmless from and against, and to reimburse Landlord with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs), fines and/or penalties of any and every kind or character, known or unknown, fixed or contingent, asserted or potentially asserted against or incurred by Landlord at any time and from time to time by reason of, in connection with or arising out of (A) the failure of Tenant to perform any obligation herein required to be performed by Tenant regarding Applicable Environmental Laws, (B) any violation of any Applicable Environmental Law by Tenant or with respect to the Premises or any disposal or other release by Tenant or with respect to the Premises of any hazardous substance, environmental contaminants or solid waste on or to the Premises, whether or not resulting in a violation of any Applicable Environmental Law, (C) any act, omission, event or circumstance by Tenant or with respect to the Premises which constitutes or has constituted violation of any Applicable Environmental Law with respect to the Premises, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, and (D) any and all claims or proceedings (whether brought by private party or governmental agencies) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material located upon or migrating into, from or through the Premises or the Improvements (whether or not the release of such materials was caused by Tenant, a subtenant, a prior owner of the Premises or any other Entity) which Landlord may incur. Tenant's duty to indemnify Landlord under this SECTION 23.2 shall survive the expiration or earlier termination of the Lease with respect to events occurring during or prior to the Term or after the Term while Landlord has record title to and Tenant is occupying the Premises.

    23.3 CONSTRUCTION INDEMNIFICATION. Tenant will defend, protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, causes of action, costs and expenses, imposed upon or incurred by Landlord by reason of the occurrence or existence of any of the following during the Term, except to the extent caused by the willful misconduct, gross negligence, or willful breach of contract of Landlord or its agents: (1) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or Improvements; (2) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or the Improvements; (3) the negligence or willful misconduct on the part of Tenant or any of its agents, invitees, employees or contractors or any other persons entering onto the Premises or the Improvements at the request, behest or with the permission of Tenant; (4) the use or occupancy of the Improvements; (5) the use of the Land; or (6) any breach by the "Owner" under the contracts entered into by Tenant as Landlord's agent pursuant to the terms of the Construction Management Agreement if such breach is caused by Tenant's actions or omissions or because of Tenant's failure to discharge its duties under the Construction Management Agreement. Tenant's duty to indemnify Landlord under this SECTION 23.3 shall survive the expiration or earlier termination of this Lease with respect to events occurring during the Term or after the Term while Landlord has record title to and Tenant is occupying the Premises.

    23.4 GENERAL INDEMNITY. Tenant shall defend, indemnify, and hold Landlord harmless from and against any and all losses, costs, expenses, liabilities, claims, causes of action and damages of all kinds that may result to Landlord, including reasonable attorneys' fees and disbursements incurred by Landlord, arising because of any failure by Tenant to perform any of its obligations under this Lease. Tenant's duty to indemnify Landlord under this Lease shall survive the expiration or earlier termination of this Lease.

                           [Signatures begin on next page.]

    IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                                  TENANT:   ADOBE SYSTEMS INCORPORATED,
                                            a California Corporation

                                            By /s/ Charles M. Geschke
                                               ---------------------------
                                            Name Charles M. Geschke
                                                 -------------------------

                                            Its  President
                                                --------------------------

                         (Signatures continued on next page.]

                        LANDLORD:      SUMITOMO BANK LEASING AND
                                       FINANCE, INC., a Delaware corporation


                                       By /s/ William M. Ging
                                          --------------------------------
                                       Name   William M. Ging
                                             -----------------------------
                                       Its      President
                                             -----------------------------

                                      EXHIBIT A



Real Property in the San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Commencing at the Intersection of the centerline of Locust Street (now vacated) with the centerline of Park Avenue as said centerlines are shown on the Record of Survey recorded In Book 214 of Maps, at page 54, Santa Clara County Records; thence North 29 DEG. 50 MINUTES 44 SECONDS West 79.00 feet along said centerline of Locust Street to the True Point of Beginning of this description; thence from said True Point of Beginning North 29 DEG. 50 MINUTES 44 SECONDS West 501.75 feet along said centerline of Locust Street to a point thereon which bears South 29 DEG. 50 MINUTES 44 SECONDS East 58.18 feet from the intersection of said Locust Street centerline with the centerline of San Fernando Street, as said centerlines are shown an said Record of Survey;
thence leaving said Locust Street centerline North 60 DEG. 57 MINUTES 13 SECONDS East 25.58 feet; thence South 29 DEG. 50 MINUTES 44 SECONDS East
138.20 feet; thence at right angles North 60 DEG. 09 MINUTES 16 SECONDS East
244.61 feet; thence South 29 DEG. 53 MINUTES 36 SECONDS East 32.91 feet; thence South 30 DEG. 40 MINUTES 51 SECONDS East 272.06 feet; thence along a tangent curve to the right having a radius of 50.00 feet through a central angle of 88 DEG. 55 MINUTES 20 SECONDS an arc distance of 77.60 feet, thence South 58 DEG. 14 MINUTES 29 SECONDS West 225.99 feet to the True Point of Beginning.

PARCEL TWO:

A non-exclusive easement for pedestrian and vehicular ingress and egress, utilities and construction, maintenance and use of a Loading ramp as more particularly described in an Instrument recorded August ___, 1996 as Instrument No. ______ , Official Records.

APN:  259-44-069, 079
ARB:  259-44-025, 25.1

                                      EXHIBIT B


               CLOSING COSTS AND FEES TO BE INCLUDED IN INITIAL ADVANCE


    The following items shall be included in the definition of the Initial Advance under SECTION 2.21 of the Lease:

    1.     Arrangement fee (SBLF)                     $150,000
    2.     Fees and Costs of Graham & James LLP       $ 25,000
    3.     Cushman & Wakefield (appraisal)            $ 11,500
    4.     Fee of SBNYTC (set up fee)                 $  2,500



                             TOTAL:                   $189,000

                                      EXHIBIT C

                              PERMITTED TITLE EXCEPTIONS

                                   [TO BE ATTACHED]

                                      EXHIBIT C


1. PROPERTY TAXES, including any assessments collected with taxes, for the fiscal year 1996-1997, a lien not yet due or payable.

2. THE LIEN of supplemental taxes, if any, assessed as a result of transfer of interest and/or new construction, said supplemented taxes being assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, for which no Notice of Assessment has been issued, as of the date herein.

3. The fact that said land is included within a project area of the Redevelopment Agency shown below, and that the proceedings for the redevelopment of said project have been instituted under the Redevelopment Law (such redevelopment to proceed only after the adoption of the redevelopment plan) as disclosed by a document.
    Redevelopment Agency: REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE
    Recorded            : SEPTEMBER 21, 1960 IN BOOK 4923, PAGE 536, Official
                          Records

    Amended Redevelopment Plan, Park Center Project Redevelopment Agency of the City of San Jose, recorded September 24, 1965 in Book 7117 of Official Records, page 8.

    Amended Plan recorded March 9, 1967 in Book 7660 of Official Records, page 623.

    Third Amended Plan recorded January 12, 1968 in Book 7993 of Official Records, page 65.

    Fourth Amended Plan recorded September 14, 1973 in Book 0563 of Official Records, page 502.

    Fifth Amended Plan recorded July 11, 1974 in Book 0986 of Official Records, page 130.

4. Terms and conditions of that certain unrecorded Disposition and Development Agreement dated September 22, 1994.
    Disclosed by     :  Memorandum of DDA
    Between          :  Redevelopment Agency of the City of San Jose
    And              :  Adobe Systems Incorporated
    Recorded         :  October 12, 1994 in Book N630, page 0765, Official
                        Records.

    First Amendment to Acquisition, Disposition and Development Agreement executed by the Redevelopment Agency of the City of San Jose and Adobe Systems Incorporated dated June 6, 1996.

    Reference is hereby made to the record for further particulars.

5. The fact, as disclosed by that certain ACQUISITION, DISPOSITION AND DEVELOPMENT AGREEMENT, as disclosed by that certain MEMORANDUM OF DDA recorded OCTOBER 12, 1994, AS INSTRUMENT N0. 12684584, Official Records, that some violation of the Environmental Protection Laws may have occurred, which may affect the land.

6. ANY RIGHTS, interests, or claims adverse to those of the vestee herein which may exist or arise by reason of the following facts shown on a survey plat entitled "ALTA/ACSM LAND TITLE SURVEY", dated December 11, 1996, prepared by Kier & Wright Civil Engineers and Surveyors, Job No. 94106-10.

    A) The fact that a sign located at the Southwesterly corner of said land encroaches into Park Avenue.

    B) The fact that there are area lights and electroliers at various points of said land.

7. The fact that said land is included within a project area of the Redevelopment Agency shown below, and that the proceedings for the redevelopment of said project have been instituted under the Redevelopment Law (such redevelopment to proceed only after the adoption of the redevelopment plan) as disclosed by a document.
    Redevelopment Agency : REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE
    Recorded             : JULY 12, 1996 IN BOOK P414, PAGE 1529, Official
                           Records

8. Option to purchase in favor of SUMITOMO BANK LEASING AND FINANCE, INC., A DELAWARE CORPORATION as contained in the lease referred to in the Memorandum of Lease recorded August ____, 1996 as Instrument No. ______, Official Records.

9. Any claim or asserted claim that the transaction purporting to vest the leasehold estate created by that certain lease referred to above in Adobe Systems, Inc. and the estates or interests covered by this policy in the insured are an equitable mortgage.

10. AGREEMENT on the terms and conditions contained therein.
    For        : PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, UTILITIES AND
                 CONSTRUCTION, MAINTENANCE AND USE OF A LOADING RAMP.
    Between    : THE REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE, A MUNICIPAL
                 CORPORATION, ADOBE SYSTEMS INCORPORATED, A CALIFORNIA CORPORATION AND SUMITOMO BANK LEASING AND FINANCE, INC., A DELAWARE CORPORATION.
    Recorded   : AUGUST ___, 1996, AS INSTRUMENT NO. ______, Official
                 Records.

11. MATTERS contained in the document entitled "BUILDING SETBACK RESTRICTION"
    Dated        :
    Executed by  : THE REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE, A
                   MUNICIPAL CORPORATION, ADOBE SYSTEMS INCORPORATED, A CALIFORNIA CORPORATION AND SUMITOMO BANK LEASING AND FINANCE, INC., A DELAWARE CORPORATION
    Recorded     : AUGUST ___, 1996, AS INSTRUMENT NO ______, Official Records.

12. AGREEMENT on the terms and conditions contained therein.
    For          : PARKING
    Between      : THE REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE, A
                   MUNICIPAL CORPORATION, ADOBE SYSTEMS INCORPORATED, A CALIFORNIA CORPORATION AND SUMITOMO BANK LEASING AND FINANCE, INC., A DELAWARE CORPORATION
    Recorded     : AUGUST ___, 1996, AS INSTRUMENT NO. ______, Official
                   Records.

13. MATTERS contained in the document entitled "DECLARATION OF ACCESS RIGHTS"
    Dated         : AUGUST   ,1996
    Executed by   : ADOBE SYSTEMS INCORPORATED, A CALIFORNIA CORPORATION AND
                    SUMITOMO BANK LEASING AND FINANCE, INC., A DELAWARE CORPORATION
    Recorded      : AUGUST ___, 1996 AS INSTRUMENT NO. ______, Official
                    Records.

14. TERMS AND CONDITIONS contained in that certain Avigation Easement/Air Space Easement. Said Easement shall run with the land and is binding upon the heirs, administrators, executors, successors and assigns of the Grantor. For the purpose of this document, the real property is the servient tenement and SAN JOSE INTERNATIONAL AIRPORT is the dominant tenement.
    Grantor       : THE REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE
    Grantee       : CITY OF SAN JOSE, A MUNICIPAL CORPORATION
    Recorded      : AUGUST ___, 1996 AS INSTRUMENT NO. ______, Official
                    Records.

15. TERMS AND CONDITIONS of that certain SITE DEVELOPMENT PERMIT
    File No.     :
    Disclosed By : NOTICE OF GRANTING OF SITE DEVELOPMENT PERMIT
    Recorded     : AUGUST ___, 1996 AS INSTRUMENT NO. ______, Official Records

    Reference is hereby made to the record for particulars.

16. A DEED OF TRUST to secure an indebtedness in the original principal sum shown below and any other amounts and/or obligations secured thereby
    Amount       : $75,000,000.00
    Dated        :
    Trustor      : ADOBE SYSTEMS INCORPORATED, A CALIFORNIA CORPORATION
    Trustee      : FIRST AMERICAN TITLE INSURANCE COMPANY
    Beneficiary  : SUMITOMO BANK LEASING AND FINANCE, INC., A DELAWARE
                   CORPORATION
    Recorded     : AUGUST ___, 1996 AS INSTRUMENT NO. ______ , Official
              Records.

17. UNRECORDED LEASE for the term and upon the terms and conditions contained therein
    Dated        :
    Lessor       : SUMITOMO BANK LEASING AND FINANCE, INC., A DELAWARE
                   CORPORATION
    Lessee       : ADOBE SYSTEMS INCORPORATED, A CALIFORNIA CORPORATION
    Disclosed by : MEMORANDUM OF LEASE, recorded AUGUST ___, 1996 AS INSTRUMENT
                   NO. ______, Official Records.

    Said Lease contains an Option to purchase said land.

                                      Exhibit D


                          RENT COMMENCEMENT DATE MEMORANDUM


    THIS RENT COMMENCEMENT DATE MEMORANDUM ("Memorandum") is entered into this ___ day of ______ , 199__, by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Landlord"), and ADOBE SYSTEMS INCORPORATED, a California corporation ("Tenant") concerning that certain Lease ("Lease") between Landlord and Tenant dated August ___, 1996. Any capitalized terms not defined in this Memorandum shall have their meaning as defined in the Lease.

    1. Pursuant to SECTION 6.2 of the Lease, Landlord and Tenant are required to enter into this Memorandum within thirty (30) days after the Rent Commencement Date for the Premises.

2. Landlord and Tenant agree that the Rent Commencement Date for the Premises is _________________, 199___

3. The dollar value of the Guaranteed Residual Value (defined in SECTION 2.19 of the Lease) for the Premises is $______.

    IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date and year first above written.

                        TENANT:        ADOBE SYSTEMS INCORPORATED,
                                       a California Corporation

                                       By
                                            -----------------------------------
                                       Name
                                            -----------------------------------
                                       Its
                                            -----------------------------------


                        LANDLORD:      SUMITOMO BANK LEASING AND
                                       FINANCE, INC., a Delaware Corporation


                                       By
                                            -----------------------------------
                                       Name
                                            -----------------------------------
                                       Its
                                            -----------------------------------

                                     EXHIBIT D-1



                       FIRST AMENDMENT TO SUB LEASE OF THE LAND

                            AND LEASE OF THE IMPROVEMENTS


    THIS FIRST AMENDMENT TO SUBLEASE OF THE LAND AND LEASE OF THE IMPROVEMENTS ("First Amendment") is made and entered into as of August ___, 1996, by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Landlord"), and ADOBE SYSTEMS INCORPORATED, a California corporation ("Tenant").

    THIS FIRST AMENDMENT IS ENTERED INTO upon the basis of the following facts, understandings and intentions:

    A. Landlord and Tenant entered into that certain Sublease of the Land and Lease of the Improvements dated as of August ___, 1996 ("Lease"), pursuant to which Landlord subleased to Tenant certain Land located in San Jose, California, as shown on EXHIBIT A attached hereto and incorporated herein by this reference, and leased certain Improvements to be constructed thereon ("Premises"). Any capitalized terms used but not defined in this First Amendment which are defined in the Lease shall have the meaning ascribed in the Lease.

    B. Pursuant to the terms of SECTION 7.6 of the Lease, Tenant is exercising its fixed rate option and Landlord and Tenant are entering into this First Amendment to set forth the terms and conditions of the conversion from the LIBOR Rate to a fixed rate of interest.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

    1. Commencing on August 17, 1998, Capitalized Funding Costs and, if applicable, Base Rent under the Lease shall be calculated pursuant to SECTIONS
2.4 AND 2.8 of the Lease using the fixed rate of seven percent (7%) ("Fixed Rate") rather than the LIBOR Rate plus 25 basis points, and shall be prorated for the monthly rental period or Calculation Period in question on the basis of a 30 day month and a 360 day year. If the Rent Commencement Date occurs later than August 17, 1998, then commencing on the Rent Commencement Date, Base Rent shall be calculated using the Fixed Rate. Unless Tenant has renewed its fixed rate option as set forth below in PARAGRAPH 3, commencing on the day immediately following the Contract Termination Date, Base Rent shall be determined using the LIBOR Rate plus 25 basis points as set forth in SECTION 2.4 of the Lease rather than the Fixed Rate, and shall be prorated for the monthly rental period in question on the basis of a 360 day year and actual number of days elapsed.

    2. The term of the Fixed Rate contract shall commence on August 17, 1998 and expire on August 15, 2003 ("Contract Termination Date").

    3. Provided that (i) Tenant has exercised the option to extend the Term of the Lease pursuant to SECTION 1.7 of the Lease and (ii) no Event of Default exists under the

Lease or would exist but for the passage of time or giving of Notice, Tenant shall have the option, upon written notice received by Landlord no later than five (5) days prior to any Contract Termination Date, to extend the Fixed Rate for another Fixed Rate contract term selected by Tenant. The new Fixed Rate shall be calculated based on market conditions as of the time Tenant exercises such renewal option and shall otherwise be governed by all of the terms and conditions of the Lease and this First Amendment. [With respect to any such additional Fixed Rate election, Landlord and Tenant shall enter into a further amendment to the Lease in form similar to this First Amendment, with such additional provisions (such as a recalculation of the Guaranteed Residual Value) as Landlord and Tenant deem necessary.]

    4.     Commencing on August 17, 1998, the Default Rate set forth in SECTION
2.14 of the Lease shall be the Fixed Rate plus 200 basis points. Unless Tenant has exercised its renewal option set forth in PARAGRAPH 3 above, commencing on the day immediately following the Contract Termination Date, the Default Rate shall be one (1) month LIBOR Rate plus 225 basis points as set forth in SECTION
2.14 of the Lease.

    5. From and after August 17, 1998, the Security Deposit of Tenant described in SECTION 7.7 of the Lease shall earn interest at 6.881% per annum; provided, however, that if the return on the Equity Commitment Amount portion must be modified at the end of the Interim Period due to a swap adjustment arising from a change in either the start date of the swap or notional amount of the swap, the interest rate paid to Tenant on the Security Deposit shall be adjusted accordingly to maintain the overall lease rate at the agreed upon Fixed Rate. Unless Tenant has exercised its renewal option set forth in PARAGRAPH 3 above, commencing on the day immediately following the Contract Termination Date, the interest rate paid to Tenant on the Security Deposit shall be calculated using the LIBOR Rate plus 18 basis points as set forth in SECTION 7.7(b) of the Lease.

    6. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

    7. Tenant represents and warrants (1) that no Event of Default exists under the Lease as of the date hereof; and (2) Tenant has the full right and authority to enter into this First Amendment and the persons signing this First Amendment have full power and authority to bind Tenant.

    8. Except to the extent specifically amended hereby, all terms and conditions of the Lease remain in full force and effect.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date and year first written above.

                                  "TENANT"

                                  ADOBE SYSTEMS INCORPORATED, a
                                  California Corporation

                                  By:
                                      -------------------------------
                                       Name:
                                             ------------------------
                                       Its:
                                             ------------------------
                          (Signatures continue on next page)

                                  "LANDLORD"

                                  SUMITOMO BANK LEASING AND
                                  FINANCE, INC., a Delaware Corporation

                                  By:
                                      -------------------------------
                                       Name:
                                             ------------------------
                                       Its:
                                             ------------------------

                                      EXHIBIT A



Real Property in the San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Commencing at the intersection of the centerline of Locust Street (now vacated) with the centerline of Park Avenue as said centerlines are shown on the Record of Survey recorded in Book 214 of Maps, at Page 54, Santa Clara County Records; thence North 29DEG. 50'44" West 79.00 feet along said centerline of Locust Street to the True Point of Beginning of this description; thence from said True Point of Beginning North 29DEG. 50'44" West 501.75 feet along said centerline of Locust Street to a point thereon which bears South 29DEG. 50'44" East 58.18 feet from the Intersection of said Locust Street centerline with the centerline of San Fernando Street, as said centerlines are shown on said Record of Survey; thence leaving said Locust Street centerline North 60DEG. 57'13" East 25.58 feet; thence South 29DEG. 50'44" East 138.20 feet; thence at right angles North 60DEG. 09'16" East 244.61 feet; thence South 29DEG. 53'36" East 32.91 feet; thence South 30DEG. 40'51" East 272.06 feet; thence along a tangent curve to the right having a radius of 50.00 feet through a central angle of 88DEG. 55'20" an arc distance of 77.60 feet; thence South 58DEG. 14'29" West 225.99 feet to the True Point of Beginning.

PARCEL TWO:

A non-exclusive easement for pedestrian and vehicular ingress and egress, utilities and construction, maintenance and use of a loading ramp as more particularly described in an Instrument recorded August ___,1996 as Instrument No. ______ , Official Records.

APN:       259-44-069, 079
ARB:       259-44-025, 25.1

                                      EXHIBIT E


                               (MEMORANDUM OF SUBLEASE
                      OF THE LAND AND LEASE OF THE IMPROVEMENTS)


RECORDING REQUESTED BY, AND
WHEN RECORDED, RETURN TO:

Graham & James LLP
One Maritime Plaza, Suite 300
San Francisco, CA 94111
Attention: Bruce W. Hyman, Esq.




                                MEMORANDUM OF SUBLEASE
                      OF THE LAND AND LEASE OF THE IMPROVEMENTS


    THIS MEMORANDUM OF SUBLEASE OF THE LAND AND LEASE OF THE IMPROVEMENTS ("Memorandum of Lease") is executed as of August ___, 1996, by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Landlord"), and ADOBE SYSTEMS INCORPORATED, a California corporation ("Tenant").

                                       RECITALS

    WHEREAS, Landlord and Tenant have executed that certain lease ("Lease") dated as of August ___, 1996, covering a leasehold interest in certain land located on the real property located in the City of San Jose, Santa Clara County, California as more particularly described in SCHEDULE 1 attached hereto and incorporated herein by this reference ("Land") and the Improvements which may come to be located on said Land (the Land and Improvements are referred to herein as the "Premises"); and


    WHEREAS, Landlord and Tenant desire to record notice of the Lease in the real estate records of Santa Clara County, California:

    NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant hereby declare as follows:

    1. DEMISE. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to the terms, covenants and conditions contained in the Lease.

    2. EXPIRATION DATE. The term of the Lease ("Term") shall commence with respect to the Land on the date hereof and with respect to the Improvements as provided for in the Lease, and shall expire on August ___, 2003, subject to Tenant's right to extend the Term for one additional five (5) year period pursuant to the terms of the Lease.

    3. OPTION TO PURCHASE. Tenant has an option to purchase the Premises, as more particularly described in the Lease, at any time during the Term (including any extension thereof).

    4. RESTRICTIONS ON ENCUMBRANCES. Landlord is prohibited from recording against the Premises liens (including, without limitation, deeds of trust), encumbrances, and other matters that would constitute exceptions to title, and from amending or modifying any of the foregoing that may exist now or during the Term, as more particularly described in the Lease.

    5. RESTRICTIONS ON TRANSFERS BY LANDLORD. Subject to certain exceptions, Landlord may transfer its interest in the Premises to a third party subject to the restrictions which are set forth with more particularity in the Lease.

    6. COUNTERPARTS. This Memorandum of Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of the date and year first written above.


                             TENANT:        ADOBE SYSTEMS INCORPORATED.
                                            a California Corporation


                                            By
                                                 ------------------------------
                                            Name
                                                 ------------------------------
                                            Its
                                                 ------------------------------

                         [Signatures continued on next page.]
                        [All Signatures must be acknowledged.]

                             LANDLORD:      SUMITOMO BANK LEASING AND
                                            FINANCE, INC., a Delaware
                                            Corporation


                                            By
                                                 ------------------------------
                                            Name
                                                 ------------------------------
                                            Its
                                                 ------------------------------


                        (all signatures must be acknowledged)

                                      EXHIBIT F


                            FORM OF OFFICER'S CERTIFICATE

           The undersigned, ________________ of Adobe Systems Incorporated, a California corporation hereby certifies that, as to the best of his/her knowledge, as of the date hereof the lease dated August ___, 1996 by and between Sumitomo Bank Leasing and Finance, Inc., as Landlord and Adobe Systems Incorporated as Tenant is in full force and effect, and Tenant is not in default thereunder.








Dated:
      ----------------------    --------------------


                                          5